      Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
Exhibit 10.1
STRATEGIC ALLIANCE & COLLABORATION AGREEMENT
by and between
Adnexus Therapeutics, Inc.
and
Bristol-Myers Squibb Company
February 14, 2007

Strategic Alliance and Collaboration Agreement

i

Strategic Alliance and Collaboration Agreement

ii

Strategic Alliance and Collaboration Agreement

iii

Strategic Alliance and Collaboration Agreement

Page
18.13 Entire Agreement	68
18.14 Headings	68
18.15 Waiver of Rule of Construction	68
18.16 Interpretation	69
18.17 Counterparts; Facsimiles	69

iv

Strategic Alliance and Collaboration Agreement
List of Exhibits

Exhibit A (Exhibits A-1, A-2, A-3)

Exhibit A-1	Program One

Exhibit A-2	Program Two

Exhibit A-3	Program Three

Exhibit B Production Form Definition

Exhibit C PROfusion Patents

Exhibit D ATI Foundation Patents

Exhibit E ATI Target Patents

Exhibit F Research Plan

Exhibit G Press Release

Schedule 2.3(b)

a

STRATEGIC ALLIANCE & COLLABORATION AGREEMENT
     This Strategic Alliance & Collaboration Agreement (this “Agreement”), dated as of February 14, 2007 (the “Effective Date”), is made by and between Adnexus Therapeutics, Inc., a Delaware corporation (“ATI”), and Bristol-Myers Squibb Company, a Delaware corporation (“BMS”). ATI and BMS are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”
     WHEREAS, ATI has developed and owns or has rights to certain patents and technology relating to a new class of protein therapeutics named “Adnectins” (as defined below), and methods of making and using the same, and is the leader in the discovery, development and commercialization of Adnectins;
     WHEREAS, BMS has specialized experience in, among other things, clinical development and commercialization of pharmaceutical products, and desires to collaborate with ATI in the research, development and commercialization of pharmaceutical products containing Adnectins; and
     WHEREAS, ATI and BMS each desire to collaborate to develop and commercialize pharmaceutical products containing one or more Adnectins against certain specified protein targets in certain specified product forms, all in accordance with the terms and conditions set forth below.
     NOW, THEREFORE, the Parties hereby agree as follows:
ARTICLE — 1DEFINITIONS.
     The following terms and their correlatives shall have the following meanings:
     1.1 “Adnectin” shall mean a protein based [**] human fibronectin [**]. For clarity, references to an Adnectin do not include [**].
     1.2 “Adnectin Core Manufacturing and Formulation Technology” shall mean Patents and Know-How, in each case invented or discovered in connection with a Program and [**] (or claiming Inventions so invented or discovered) that cover (i) [**] or (ii) the [**] of Adnectins (and methods of making and using any such [**]), but shall not include Patents and Know-How that cover [**] (or methods of making and using any such [**]) of a product comprising both (x) [**] and (y) another [**], provided however that [**] shall be included in the definition of Adnectin Core Manufacturing and Formulation Technology.
     1.3 “Affiliate” of a person or entity shall mean any other entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to an entity shall mean (i) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (ii) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity

Strategic Alliance and Collaboration Agreement
interests with the power to direct the management and policies of such entity, provided that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.
     1.4 “Applicable Law” shall mean applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time.
     1.5 “ATI” shall have the meaning set forth in the preamble to this Agreement, and shall include its successors and permitted assigns.
     1.6 “ATI Foundation Patents” shall mean those ATI Patents covering [**] generally, but excluding [**]. For the avoidance of doubt and without limitation, Exhibit D lists those Patents that are “ATI Foundation Patents” as of the Effective Date, which Exhibit shall be updated as provided in Section 10.3(j).
     1.7 “ATI Know-How” means all Know-How Controlled by ATI and its Affiliates, including Know-How Controlled jointly with BMS, as of the Effective Date and during the Term that is necessary or reasonably useful for BMS to exercise the rights licensed to it under this Agreement or to perform its obligations under the Research Plans.
     1.8 “ATI Patents” shall mean all Patents Controlled by ATI and its Affiliates, including Patents Controlled jointly with BMS, but not the [**] and the [**], as of the Effective Date and during the Term that are necessary or reasonably useful for BMS to exercise the rights licensed to it under this Agreement or to perform its obligations under the Research Plans. For clarity, “ATI Patents” shall include, without limitation, ATI Collaboration Patents and ATI’s interest in Joint Collaboration Patents to the extent any such Patents satisfy the foregoing description.
     1.9 “ATI Target Patents” shall mean those ATI Patents with claims specifically covering Adnectins (including such claims specifically directed to compounds and formulations thereof) directed against [**], and their Manufacture and use. For the avoidance of doubt and without limitation, Exhibit E lists those Patents that are “ATI Target Patents” as of the Effective Date, which Exhibit shall be updated as provided in Section 10.3(j).
     1.10 “BMS” shall have the meaning set forth in the preamble to this Agreement, and shall include its successors and permitted assigns.
     1.11 “BMS Regulatory Data” shall mean (i) all Clinical Data arising from Clinical Studies for Licensed Compounds and Licensed Products, and (ii) all Non-Clinical Data submitted by BMS and its Affiliates and Sublicensees for Licensed Compounds and Licensed Products to a Regulatory Authority.
     1.12 “Clinical Data” shall mean all information generated and collected in connection with Clinical Studies, including any data and results with respect to any of the foregoing.

Strategic Alliance and Collaboration Agreement
     1.13 “Clinical Studies” shall mean (i) Phase 1 Studies, Phase 2 Studies, and Phase 3 Studies, and such other tests and studies in humans that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals, and (ii) Post Approval Studies.
     1.14 “Collaboration Patents” shall mean Patents arising from and covering Inventions first invented or discovered during the Discovery Term with respect to any Program in connection with this Agreement, with “ATI Collaboration Patents” and “BMS Collaboration Patents” being solely owned by each such Party and “Joint Collaboration Patents” being jointly owned by both the Parties in each case by operation of the terms of this Agreement.
     1.15 “Collaboration Target” shall mean [**] on a Program-by-Program basis. As of the Effective Date, the Collaboration Targets are listed in Exhibit A for each Program.
     1.16 “Commercialization” shall mean any and all activities directed to the marketing, detailing, promotion, and securing of reimbursement of any Licensed Product after Regulatory Approval has been obtained (including using, importing, selling and offering for sale any Licensed Product), and shall include post-launch marketing, promoting, detailing, marketing research, distributing, customer service, and commercially selling Licensed Product, importing, exporting or transporting Licensed Product for commercial sale and regulatory compliance with respect to the foregoing, including Post Approval Studies but shall not include Manufacturing.
     1.17 “Commercially Reasonable Efforts” shall mean, with respect to the Development or Commercialization of Licensed Compound or Licensed Product, that level of efforts and resources commonly dedicated by a Party to the development or commercialization, as the case may be, of an internally-developed product of similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors.
     1.18 “Confidentiality Agreements” shall mean (i) that certain confidentiality agreement between the Parties dated May 1, 2006 and (ii) that certain Consultant’s Confidential Disclosure Agreement among BMS, ATI and [**] dated January 17, 2007.
     1.19 “Control” shall mean, with respect to any particular Know-How, Materials, Clinical Data, Non-Clinical Data, Patents or other intellectual property rights, possession by a person or entity of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Article 8), to assign or grant a license, sublicense or other right to or under, or grant access to, such Know-How, Materials, Clinical Data, Non-Clinical Data, Patents or other intellectual property rights, to another person or entity as provided for herein without violating the terms of any written agreement or other binding arrangement with any Third Party, or be obligated to pay any monies or other consideration therefor, at the time such assignment or grant is first required hereunder.
     1.20 “Development” shall mean any and all activities related to research, identification,

Strategic Alliance and Collaboration Agreement
preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, qualification and validation, quality assurance/quality control, Clinical Studies, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval, plus pre-launch marketing, promoting, detailing, marketing research, distributing, and commercial sales, in each case with respect to Licensed Compound or Licensed Product (including using, importing and offering for sale Licensed Compound and Licensed Product).
     1.21 “Development Supplies” shall mean supplies of Licensed Compound and Licensed Product (in bulk, vialed, finished product or other appropriate form, as the case may be) Manufactured in compliance with Applicable Law for their intended used, ready to be used for the Development of Licensed Compound and Licensed Product in the Field by the Parties as contemplated hereunder.
     1.22 “Discovery Term” shall mean, with respect to each Program, the period commencing on (a) the Effective Date for the Initial Programs and (b) the payment of the applicable expansion fee under Section 2.5 and Section 2.4(c) (if applicable) for all other Programs, and continuing through the end of the R&D Period with respect to such Program, plus [**] years.
     1.23 “Discovery Working Group” or “DWG” shall mean the committee described in Section 3.1(c).
     1.24 “Distributor” shall mean any person or entity, other than a Sublicensee or an Affiliate of BMS, in one or more countries in the Territory that (i) purchases Licensed Compound or Licensed Product from BMS, its Affiliates or Sublicensees for such country(ies), (ii) assumes responsibility from BMS for all or a portion of the Commercialization of such Licensed Product in such country(ies), and (iii) sells Licensed Product in such country(ies).
     1.25 “Drug Approval Application” shall mean a Biological License Application (or supplement thereof or other application for regulatory approval) as defined in the FDCA and the regulations promulgated thereunder, or any corresponding foreign application, including, with respect to the European Union, a Marketing Authorization Application filed with the EMEA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.
     1.26 “Drug Master File” shall mean any drug master files filed with the FDA with respect to a product and any equivalent filing in other countries or regulatory jurisdictions.
     1.27 “ECN” or “Early Candidate Nomination” means a compound or other substance that has been [**]. This decision point is known within BMS as “Decision Point 3.0” or “DP3”. This decision point is typically made about [**] prior to the anticipated filing of the IND for such compound. For such a transition to be considered, the [**]

Strategic Alliance and Collaboration Agreement
shall generally need to include[**] based upon [**]; and [**], including [**]. For clarity, [**] shall be necessarily [**]; however, [**].
     1.28 “EMEA” shall mean the European Medicines Agency and any successor agency thereto.
     1.29 “European Union” shall mean the organization of member states as it may be constituted from time to time, which, as of the date hereof, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom and a portion of Cyprus.
     1.30 “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.
     1.31 “FDCA” shall mean the United States Food, Drug, and Cosmetic Act, as amended or any replacement thereof.
     1.32 “Field” shall mean the diagnosis, treatment, prophylaxis and/or control of human or animal disease.
     1.33 “First Commercial Sale”, with respect to a Licensed Product, shall mean the first sale for use or consumption by the general public of such Licensed Product in a country after all required Regulatory Approvals for commercial sale of such Licensed Product have been obtained in such country.
     1.34 “FTE” shall mean a full-time person, or more than one person working the equivalent of a full-time person, where “full-time” is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working.
     1.35 “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.
     1.36 “Generic Product” means, with respect to a particular Licensed Product in a country, a pharmaceutical product that: (a) contains the same Adnectin(s), and in the same Product Form, as such Licensed Product (or equivalent as determined by the relevant Regulatory Authority); and (b) is approved for use in such country as a generic equivalent to such Licensed Product (pursuant to 21 U.S.C. 355(b)(2), an Abbreviated New Drug Application, a separate Drug Approval Application, compendia listing or otherwise), whether for use as monotherapy or for use in combination with any other vaccine, biologic or compound.
     1.37 “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules, regulations, guidance and requirements promulgated thereunder as may be in effect from time to time.
     1.38 “IND” shall mean an investigational new drug application filed with the FDA for authorization to commence Clinical Studies and its equivalent in other countries or regulatory jurisdictions, or first use in humans.

Strategic Alliance and Collaboration Agreement
     1.39 “Invention” means any invention that arises out of the activities contemplated by this Agreement and that is invented or discovered by employee(s) or agent(s) of a Party (or their respective Affiliates).
     1.40 “Joint Invention” means any Invention invented or discovered jointly by employee(s) or agent(s) of both Parties (or their respective Affiliates).
     1.41 “Know-How” shall mean all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols); in all cases, whether or not confidential, proprietary, patented or patentable, in written, electronic or any other form now known or hereafter developed. Know-How shall not include Patents or BMS Regulatory Data.
     1.42 “Knowledge” means, with respect of a Party, the good faith understanding of the facts and information in the possession of an officer of such Party, or any in-house legal counsel of, or in-house Patent agents employed by, such Party or its Affiliates, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement. For purposes of this definition, an “officer” means any person in the position of vice president, senior vice president, president or chief executive officer of a Party.
     1.43 “Koseisho” shall mean the Japanese Ministry of Health and Welfare and any successor agency thereto.
     1.44 “Licensed Compound” shall mean a specific molecule [**] Adnectins, [**]; provided however, in no case [**].
     1.45 “Licensed Product” shall mean a pharmaceutical composition or preparation, which may be in finished form labeled and packaged for sale by prescription, over-the-counter or any other method that contains Licensed Compound as an active ingredient.
     1.46 “Major Market Country” means each of Germany, the United Kingdom, France, Spain and Italy.
     1.47 “Manufacture” and “Manufacturing” shall mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of Licensed Compound or Licensed Product (or any clone, cell or other biological or chemical materials used for the foregoing) for Development or Commercialization, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, formulation, quality assurance and quality control.
     1.48 “Net Sales” shall mean the gross amount invoiced or otherwise billed by BMS or its Affiliate or Sublicensee for sales or other commercial disposition of a Licensed Product to a

Strategic Alliance and Collaboration Agreement
Third Party purchaser, less the following to the extent included in such billing or otherwise actually allowed or incurred with respect to such sales: (a) discounts, including cash, trade and quantity discounts, price reduction programs, retroactive price adjustments with respect to sales of a product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective agencies, purchasers and reimbursers) or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (b) credits or allowances actually granted upon rejections or returns of Licensed Products, including for recalls, withdrawals or damaged goods; (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Licensed Products, to the extent billed; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of a Licensed Product; (e) bad debts relating to sales of Licensed Products that are actually written off by BMS in accordance with GAAP during the applicable calculation period; (f) costs due to the factoring of receivables; and (g) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of Licensed Products, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller; provided that all of the foregoing deductions are calculated in accordance with generally accepted accounting principles consistently applied throughout BMS’ or its Sublicensee’s organization.
Notwithstanding the foregoing, if any Licensed Product is sold under a bundled or capitated arrangement with other BMS products, then, solely for the purpose of calculating Net Sales under this Agreement, any discount on such Licensed Products sold under such an arrangement shall be no greater, on a percentage basis based on the gross selling price prior to discount, than the largest percentage discount applied on any other ethical pharmaceutical product sold within such bundled arrangement for the applicable accounting period. In case of any dispute as to the applicable discount numbers under the preceding sentence, the determination of same shall be calculated and certified by BMS’ independent public accountants, whose decision shall be binding.
A sale of a Licensed Product is deemed to occur upon invoicing. In the event that BMS, after reasonable efforts, cannot calculate accurately the Net Sales of a Sublicensee in a particular country, the Parties shall meet and negotiate in good faith an appropriate means for calculating Net Sales in such a situation.
For sake of clarity and avoidance of doubt, sales by BMS, its Affiliates or sublicensees of a Licensed Product to a Distributor of such Licensed Product in a given country shall be considered a sale to a Third Party customer. Any Licensed Products used (but not sold for consideration) for promotional or advertising purposes or used for clinical or other research purposes shall not be considered in determining Net Sales hereunder except for any payments received for same.
In the event that, in a given country, a Licensed Product is sold as an end-user product consisting of a combination of active functional elements or as a combined product and/or service, Net Sales, for purposes of determining royalty payments on such Licensed Product, shall be calculated in such country by multiplying the Net Sales of the end-user product and/or service by the fraction A over A+B, in which A is the net selling price of the Licensed Product portion of

Strategic Alliance and Collaboration Agreement
the end-user product and/or service when such Licensed Product is sold separately during the applicable accounting period in which the sales of the end-user product were made, and B is the net selling price of the other active elements and/or service, as the case may be, of the end-user product and/or service sold separately during the accounting period in question. All net selling prices of the elements of such end-user product and/or service shall be calculated as the average net selling price of the said elements in the applicable country during the applicable accounting period for which the Net Sales are being calculated. In the event that, in any country or countries, no separate sale of either such above-designated Licensed Product or such above designated elements of the end-user product and/or service are made during the accounting period in which the sale was made or if net retail selling price for an active functional element, component or service, as the case may be, cannot be determined for an accounting period, Net Sales allocable to the Licensed Product in each such country shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active agent, component or service, as the case may be, in the combination, and relative value to the end user of each active agent, component or service, as the case may be. Notwithstanding the foregoing, the Parties agree that, for purposes of this paragraph, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients” or “active functional elements”.
To the extent BMS or its Affiliates or Sublicensees receives consideration other than or in addition to cash upon the sale or distribution of Licensed Compound or Licensed Product, Net Sales shall include the fair market value of such additional consideration.
     1.49 “Non-Clinical Data” shall mean all data and results (other than Clinical Data) for a product (including such data and results for an active agent therein), including biological, chemical, pharmacological, pharmacokinetic, toxicological, pharmaceutical, physical and analytical, pre-clinical, safety, manufacturing, stability, and quality-control data, in each case submitted to a Regulatory Authority in any IND, application for Clinical Studies or Regulatory Approvals (including any Drug Approval Application).
     1.50 “Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement, and shall not include any Affiliates of ATI or BMS.
     1.51 “Patent” shall mean a patent or a patent application, including any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions (including pediatric exclusivity patent term extension), registrations, patent term extensions, supplementary protection certificates and renewals of any of the foregoing.
     1.52 “Patent Costs” shall mean the out-of-pocket costs and expenses paid to outside legal counsel and agents and other Third Parties (including Third Party licensors of any Patents), including translation costs, fees for filing and prosecution and maintenance expenses, in each case that are incurred in connection with preparing, filing, prosecuting and maintaining Patents.
     1.53 “Phase 1 Study” shall mean a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety and pharmacokinetics in healthy

Strategic Alliance and Collaboration Agreement
individuals or patients, as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country, including any Exploratory IND studies as contemplated by that guidance issued by the FDA on January 1, 2006 (as amended or any replacement thereof). For purposes of this Agreement, “start of Phase 1 Study” for a product shall mean the first dosing of such product in a human patient in a Phase 1 Study.
     1.54 “Phase 2 Study” shall mean a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country. For purposes of this Agreement, “start of Phase 2 Study” for a product shall mean the first dosing of such product in a human patient in a Phase 2 Study. For clarity, a Phase 2 study may be conducted with the intent of supporting Regulatory Approval.
     1.55 “Phase 3 Study” shall mean a human clinical trial of a product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, as described in 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country. For purposes of this Agreement, “start of Phase 3 Study” for a product shall mean the first dosing of such product in a human patient in a Phase 3 Study.
     1.56 “Post Approval Study” shall mean any human clinical study or other test or study with respect to a product and an indication that (i) is conducted solely in support of pricing or reimbursement for such product in a country or (ii) is not required in order to obtain or maintain Regulatory Approval for such product for such indication. For clarity, any human clinical study that is intended to expand the Product Labeling for a product after its Regulatory Approval shall be deemed a Post Approval Study. Subject to the foregoing, Post Approval Studies may include registrational studies, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, post-approval investigator sponsored studies and health economics studies.
     1.57 “Product Form” shall mean for each Program [**]; provided however, in no case does a Product Form include or cover [**]. Further aspects of this “Product Form” definition, which are intended to be generally applicable to all Programs and to provide guidance with respect to determining [**] as of the Effective Date, are set forth on Exhibit B.
     1.58 “Product Labeling” shall mean, with respect to a country, (i) the full prescribing information for Licensed Product approved by the relevant Regulatory Authority for such country, including any required patient information, and (ii) all labels and other written, printed or graphic matter upon an container, wrapper or any package insert utilized with or for Licensed Product.

Strategic Alliance and Collaboration Agreement
     1.59 “PROfusion Patents” shall mean all Patents (other than RCT Patents) Controlled by ATI and its Affiliates, as of the Effective Date or during the Term that: (a) cover a process or a product produced by such process by which nucleic acid materials expressing Adnectins are prepared and identified; and (b) are necessary or reasonably useful for ATI to perform its obligations under the Research Plan with respect to each Program. For the avoidance of doubt and without limitation, Exhibit C lists those Patents that are “PROfusion Patents” as of the Effective Date, which Exhibit shall be updated as provided in Section 10.3(j). For clarity, PROfusion Patents do not include Patents within the definition of ATI Target Patents.
     1.60 “Program” shall mean any one of the projects that are the subject of this Agreement, each as described in Exhibit A, and each of which with the specific Product Form as specified on the applicable sub-exhibit relating to such project within Exhibit A (i.e., Exhibit A-1, Exhibit A-2, Exhibit A-3, etc.).
     1.61 “Program 1 Target Directed Licensed Product” shall mean a Licensed Compound or Licensed Product which contains one or more Adnectins directed towards the Collaboration Target of Program 1.
     1.62 “Program 3” shall mean the Program directed against the Target in the Product Form described in Appendix A-3 hereto.
     1.63 “Promotional Materials” shall mean all sales representative training materials with respect to Licensed Product and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, direct mail, medical information/education monographs, direct-to-consumer advertising, Internet postings, broadcast advertisements and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by BMS, its Sublicensees or Distributors in connection with any promotion of Licensed Product (but excluding Product Labeling).
     1.64 “R&D Period” shall mean, with respect to each Program, the period commencing on (a) the Effective Date for the Initial Programs and (b) the payment of the applicable expansion fee under Section 2.5 and Section 2.4(c) (if applicable) for all other Programs, and concluding upon the earlier of (x) [**], or (y) the termination of such Program.
     1.65 “RCT License Agreement” shall mean that License Agreement by and between ATI and Research Corporation Technologies, Inc., as such agreement may be amended or restated in the future.
     1.66 “RCT Patents” shall mean those Patents licensed to ATI and licensed to BMS pursuant to the License Agreement between Research Corporation Technologies, Inc. and BMS contemplated by Section 8.6.
     1.67 “Regulatory Approval” shall mean, with respect to a country, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a product in such country, including, where applicable and as required, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any

Strategic Alliance and Collaboration Agreement
prerequisite Manufacturing approval or authorization related thereto), (iii) labeling approval and (iv) technical, medical and scientific licenses.
     1.68 “Regulatory Authority” shall mean any supra-national, federal, national, regional, state, provincial or local governmental regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the development, manufacture or commercialization of biological drug products, including the FDA, EMEA and Koseisho.
     1.69 “Regulatory Documentation” shall mean all applications for Clinical Studies and Regulatory Approvals (including all Drug Approval Applications), all registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), and all Clinical Data and Non-Clinical Data submitted to Regulatory Authorities, in each case for a particular product, including all INDs, regulatory drug lists, advertising and promotion documents, Drug Master Files, adverse event files and complaint files for such product.
     1.70 “Regulatory Exclusivity Period” shall mean any period of data, market or other regulatory exclusivity (other than supplementary protection certificates, which shall be treated as Patents hereunder), including any such periods under national implementations in the European Union of Section 10.1(a)(iii) of Directive 2001/EC/83 and all international equivalents.
     1.71 “Reverted Compound” shall mean an Adnectin, a Licensed Compound or a Licensed Product with respect to which BMS has granted a license to ATI pursuant to Section 17.5.
     1.72 “Sole Invention” means any Invention invented or discovered solely by employee(s) or agent(s) of one Party (or its Affiliates).
     1.73 “Sublicensee” shall mean any person or entity, other than an Affiliate of BMS, that is granted a sublicense by BMS or any of its Affiliates as provided in Section 8.7(b). For clarity, any Distributor that is granted such a license limited to only those activities contemplated under the definition of Distributor in Section 1.24 shall not be deemed a “Sublicensee” hereunder by virtue of such grant.
     1.74 “Target” shall mean [**].
     1.75 “Third Party” shall mean any person or entity other than ATI, BMS and their respective Affiliates.
     1.76 “Trademark” shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.
     1.77 “United States” or “U.S.” shall mean the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

Strategic Alliance and Collaboration Agreement
     1.78 “Valid Claim” shall mean, (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement of the Parties; or (b) a claim under an application for a Patent that has been pending for [**] years or less from its date of filing for non-Japanese applications, or [**] years or less from its date of filing for Japanese applications, and, in any case, which has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.
   Definitions for each of the following terms are found in the body of this Agreement as indicated below:

Defined Term	Location
“Active Development or Commercialization”	Section 8.3(c)(iv)
“Adnectin Class Specific Data”	Section 8.4(a)
“Adnectin Exclusivity Period”	Section 8.3(c)(ii)
“Adverse Drug Experience”	Section 12.1
“Agreement”	Introduction
“Alliance Manager”	Section 3.3(a)
“ATI Enforcement Patent”	Section 11.1(b)(i)
“ATI Prosecuted Patents”	Section 10.3(a)(i)
“ATI Sublicensee”	Section 8.2(b)
“[**]”	Section [**]
“BMS Enforcement Patent”	Section 11.1(a)(i)
“Change of Control”	Section 18.2(c)
“Co-Promote” or “Co-Promotion”	Section 7.2
“Co-Promotion Agreement”	Section 7.2 (a)(iii)
“Co-Promotion Option”	Section 7.2
“Co-Promotion Plan”	Section 7.2(a)(ii)
“Co-Promotion Products”	Section 7.2(a)(i)
“Co-Promotion Target Audience”	Section 7.2(b)(ii)
“Co-Promotion Territory”	Section 7.2(b)(iii)
“Confidential Information”	Section 14.1(a)
“Cost Terminated Patent Right”	Section 10.3(b)(i)
“Coverage”	Section 15.6
“Detail”	Section 7.2(b)(iv)
“Detail Rate”	Section 7.2(a)(iii)(4)
“Development Milestones”	Section 9.3(a)
“Disclosing Party”	Section 14.1(b)
“Drug Company”	Section 18.2(c)
“Effective Date”	Introduction
“Exclusive Alliance Adnectin”	Section 8.3(c)(ii)

Strategic Alliance and Collaboration Agreement

Defined Term	Location
“Exclusivity Notice”	Section 8.3(c)(i)
“Expansion Option Period”	Section 2.4(a)
“Expansion Program”	Section 2.5(b)
“Indemnification Claim Notice”	Section 15.5(c)
“Indemnified Party”	Section 15.5(c)
“Intellectual Property”	Section 17.4(a)(ii)
“Issuing Party”	Section 14.2(b)
“JAMS”	Section 18.7(b)
“JRC”	Section 3.1(a)
“Joint Invention Patents”	Section 10.1(b)
“Listable Patent”	Section 11.1(d)
“Losses”	Section 15.5(a)
“Materials”	Section 8.8(a)
“Milestone Event”	Section 9.3
“Milestone Payment”	Section 9.3
“Nominated Expansion Target”	Section 2.4(a)
“Oncology Related”	Section 2.3(e)
“Other Joint Patent”	Section 11.1(c)
“Possible LC Components”	Section 1.44
“Pharmacovigilance Agreement”	Section 12.2
“Program 1 Target”, “Program 2 Target”, “Program 3 Target”, etc.	The specific Target(s) defined for each Program on the applicable Exhibit A
“R&D Period”	Section 1.63
“Receiving Party”	Section 14.1(b)
“Release”	Section 14.2(b)
“Research Plan”	Section 4.1
“Reviewing Party”	Section 14.2(b)
“Safety Reasons”	Section 17.5(a)(vii)
“Sole Invention Patents”	Section 10.1(b)
“Substitution Target”	Section 2.3
“Supplemental Program”	Section 2.5(a)
“Term”	Section 17.1
“[**]”	Section [**]
“Terminated Rights”	Section 17.5(a)
“Third Party Claims”	Section 15.5(a)
ARTICLE — 2 PROGRAM AND TARGET SELECTION.
   2.1 Programs Generally. Under this Agreement, the Parties shall establish Programs, each of which shall have the Product Form specified in the applicable Exhibit A for such Program. The purpose of each Program shall be to Develop and Commercialize in the Field one or more

Strategic Alliance and Collaboration Agreement
Licensed Compounds and corresponding Licensed Products in the applicable Product Form for such Program.
   2.2 Initial Programs. The Parties shall initially establish three Programs (the “Initial Programs). The applicable Product Form for each of the three Initial Programs is set forth on Exhibit A. The Parties understand and agree that the goal of the Initial Programs and this Agreement, as of the Effective Date, is to [**].
   2.3 Substitution With Respect to [**].
     (a) In the event that either (i) the Parties are [**]; or (ii) the JRC determines that [**], then BMS shall have the right to substitute another Oncology Related Target in place of [**] and to commence a Program (and corresponding Product Form) utilizing a Substitution Target designated by BMS in the manner set forth in clause (b) below. For clarity, (I) such right of substitution shall only be available once and solely with respect to [**], and (II) no expansion fees shall be due under Section 2.4(c) with respect to any such substitution.
     (b) BMS may nominate an Oncology Related Target to be the Substitution Target by providing written notice to ATI, which notice shall contain a reasonably detailed description of the Oncology Related Target which is being nominated for substitution. Within ten (10) calendar days subsequent to receipt of such written nomination, ATI will notify BMS as to whether [**] for the discovery and/or development of Adnectins generated against such Oncology Related Target. If ATI notifies BMS that such Oncology Related Target is not [**], or if BMS receives no such notice within such ten (10) day period, BMS may designate such Oncology Related Target as a Collaboration Target, [**] will be terminated and a new Program directed against such Substitution Target (and corresponding Product Form) shall be established, and thereafter such Oncology Related Target will be available to BMS for use in selection of additional Programs (and corresponding Product Forms) pursuant to Section 2.5 (if applicable). In the event that ATI notifies BMS that such Oncology Related Target is [**], then BMS will be free to nominate another Substitution Target to be substituted as described herein, until such time as a new Collaboration Target has been selected. Any dispute as to whether [**] or as to whether a Target is a Substitution Target or Oncology Related shall be referred to dispute resolution as set forth in Section 18.7. For clarity, once a Substitution Target has been accepted by ATI, ATI shall be deemed to have waived its right to dispute resolution under Section 18.7(b) as to whether [**] or as to whether a Target is a Substitution Target or Oncology Related or an ATI Target. In addition, ATI may reject any Target nominated by BMS under this Section 2.3 or 2.4 as (i) set forth on Schedule 2.3(b) or (ii) for which ATI has [**].
     (c) For purposes of this Section 2.3, “Substitution Target” shall mean a Target for which, as of the date of nomination of such Target as a Collaboration Target to be substituted for the Target of [**], there are, based on a reasonable review of publicly available information (including information available through industry databases employed by BMS or ATI at such time), [**] that comprise an antibody, antibody-based protein, or soluble receptor protein that is primarily intended to bind to (or act against) such Target.
     (d) For purposes of this Section 2.3, “[**]” shall mean [**].

Strategic Alliance and Collaboration Agreement
     (e) For purposes of this Agreement, “Oncology Related” with respect to a Target shall mean a Target [**].
   2.4 Selection of [**].
     (a) At any time during the period commencing on the Effective Date and ending on the second anniversary of the Effective Date (such period, the “Expansion Option Period”), BMS may, in its sole discretion, nominate one additional Oncology Related Target for the purpose of creating one or more additional Programs (and corresponding Product Forms) (such Target, a “Nominated Expansion Target”) by providing written notice to ATI which notice shall contain a reasonably detailed description of the Nominated Expansion Target.
     (b) Within ten (10) calendar days subsequent to receipt of such written nomination, ATI will notify BMS as to whether [**] for the discovery and/or development of Adnectins generated against such Nominated Expansion Target. In addition, ATI may reject any ATI Target nominated by BMS under this Section 2.4(b). Any dispute as to whether a Target is an ATI Target shall be referred to dispute resolution as set forth in Section 18.7. For clarity, once a Nominated Expansion Target has been accepted by ATI, ATI shall be deemed to have waived its right to dispute resolution under Section 18.7(b) as to whether a Target is an ATI Target.
     (c) If ATI notifies BMS that such Nominated Expansion Target is [**] nor an ATI Target that ATI does not desire to be designated as a Collaboration Target, or if BMS receives no such notice within such ten (10) day period, then (i) such Target will be deemed to be a Collaboration Target, (ii) BMS will pay an expansion fee of [**] U.S. Dollars (US$[**]) within ten (10) calendar days subsequent to such event, and (iii) such Collaboration Target will thereafter be available to BMS for use in selection of additional Programs (and corresponding Product Forms) pursuant to Section 2.5.
     (d) In the event that ATI notifies BMS that such Nominated Expansion Target is either [**] or an ATI Target that ATI does not desire to be designated as a Collaboration Target, then (i) such Nominated Expansion Target will not be available to BMS for use in selection of additional Programs pursuant to Section 2.5, (ii) BMS will be free to nominate another Target for the purpose of creating one or more additional Programs (and corresponding Product Forms), and (iii) in the event that the Expansion Period has expired, the duration of the Expansion Option Period shall be deemed to be extended by thirty (30) calendar days in order to allow BMS a reasonable opportunity to propose an alternative Nominated Expansion Target.
   2.5 Selection of [**].
     (a) BMS shall have the right, at any time prior to the expiration of the Expansion Option Period, and regardless of whether a Nominated Expansion Target has been designated as a Collaboration Target pursuant to Section 2.4(c), to create one (1) additional Program (and corresponding Product Form) (such Program, the “Supplemental Program”), subject to payment by BMS of (i) a Supplemental Program milestone fee(s) of [**] U.S. Dollars ($[**]) within ten (10) calendar days subsequent to such event and (ii) any additional funding obligations of BMS with respect to such Supplemental Program as described in Section 9.2, by giving written notice to ATI to such effect.

Strategic Alliance and Collaboration Agreement
     (b) In the event that a Nominated Expansion Target has been accepted by ATI and BMS has paid the expansion fee set forth in Section 2.4(c), then BMS shall have the right, at any time prior to the expiration of the Expansion Option Period, to create up to two (2) additional Programs (and corresponding Product Forms) (each, an “Expansion Program”), subject to payment by BMS of (i) an Expansion Program milestone fee(s) of [**] U.S. Dollars ($[**]) within ten (10) calendar days subsequent to the designation of the second such Program (and only the second such Expansion Program, and only in the event that a second such Expansion Program is designated) and (ii) any additional funding obligations of BMS with respect to such Expansion Programs as described in Section 9.2, by giving written notice to ATI to such effect.
     (c) The Product Form with respect to any such Supplemental Program and/or Expansion Program shall consist of [**], and shall not consist (in whole or in part) of [**].
   2.6 Guidelines Applicable to all Programs. The Parties are entering into this Agreement with the following express intentions which, subject to the terms and conditions of this Agreement, shall establish the framework for making decisions necessary to timely advance the Programs hereunder. The following intentions shall serve as a general guide for the exercise of reasonable business judgment by the Parties, but are not intended to and do not create any obligation or impose any liability upon either Party with respect to the good faith exercise of such judgment:
     (a) the Parties intend that, subject to reasonable business considerations of each Party respecting its business operations from time to time during the Term, their activities shall be directed toward optimizing and expediting Development and Commercialization efforts set forth herein;
     (b) The Parties shall regularly practice clear, prompt, respectful communication, particularly in regard to experimental and other Development schemes proposed, data, data interpretation and proposed changes in plans;
     (c) the Parties intend in good faith and in the spirit of collaboration to evaluate critically the success of their activities under this Agreement and to promptly initiate such corrective action as may be provided or allowed under this Agreement or as may otherwise be agreed by the Parties in order to realize, to the extent commercially reasonable, the intent of the Parties for the Programs as of the Effective Date; and
     (d) the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity, and the Parties shall have a relationship of independent contractors with respect to each other.
ARTICLE — 3 GOVERNANCE AND COMMITTEES.
   3.1 Joint Research Committee.
     (a) Formation. Within thirty (30) calendar days after the Effective Date, the Parties shall establish a Joint Research Committee (the “JRC”), which shall be composed of six (6) members, with each Party appointing three (3) representatives to the JRC. Each Party may replace its appointed JRC representatives at any time upon written notice to the other Party. Each Party

Strategic Alliance and Collaboration Agreement
shall designate one (1) of its representatives as co-chairperson of the JRC. Each of the co-chairpersons shall be responsible, on an alternating basis with the BMS co-chairperson having responsibility with respect to the initial meeting, for working with the Alliance Managers to schedule meetings, prepare and circulate an agenda in advance of each meeting, and to prepare and issue minutes of each meeting within thirty (30) calendar days thereafter. Any JRC member may add topics to the draft agenda. Each Party may invite, with the approval of the other Party (which shall not be unreasonably withheld, delayed or conditioned), additional employees or consultants (provided such employees and consultants: (i) have contractual confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement; and (ii) are under intellectual property assignment obligations to such Party in accordance with Section 10.1(c) to attend one (1) or more meetings of the JRC as ad hoc, non-voting guests.
     (b) Decision-making. The three (3) JRC representatives of each Party shall collectively have one (1) vote, and the JRC shall operate by unanimous consent of all JRC members participating in the applicable meeting and in accordance with the principles set forth in this Article 3. In the event of a dispute between the Parties with regard to the performance of the Collaboration, the matter shall be first referred to the Alliance Managers for resolution. If these two (2) individuals are unable to resolve the dispute, then the matter shall be elevated to the Chief Executive Officer of ATI and the Senior VP for Drug Discovery for BMS. If these two (2) individuals are unable to resolve the dispute, then, subject to the last sentence of this Section 3.1(b) and to Section 3.1(c), BMS shall have the final decision so long as such decision does not conflict with the terms of this Agreement. Notwithstanding anything to the contrary, no decision by a Party shall require the other Party to: (i) breach any obligation or agreement that such other Party may have with or to a Third Party; or (ii) perform any activities that are materially different or greater in scope or more costly than those provided for in the then-current Research Plan.
     (c) Responsibilities of the JRC and DWG. The JRC shall be responsible for the overall planning and execution of the Research Plans and the approval and oversight of the Research Plan. The Discovery Working Group (DWG) shall report to the JRC and shall manage the day-to-day activities and decisions required in connection with the advancement of the Programs. Membership of the DWG shall be determined by the JRC and shall not be limited with respect to number of appointees (in total or from either Party). Each Party shall designate one (1) of its representatives as co-chairperson of the DWG. At its meetings, the DWG shall evaluate the data generated by the Parties in the course of carrying out the Research Plan, shall recommend project prioritization within the Research Plan (subject to approval by the JRC), shall perform those activities specifically described in this Agreement, and may recommend revisions to the Research Plan to the JRC. At each DWG meeting, the DWG shall summarize the progress in carrying out the Research Plan since the last DWG meeting, bring to attention of the JRC any overarching issues or significant changes in the Research Plan, and address any issues raised at its previous meeting. To the extent necessary to carry out its responsibilities, a Party’s DWG and/or JRC members shall be granted access to the other Party’s Confidential Information relevant to any decision required to be made by the DWG or the JRC.
   3.2 Meetings of JRC and DWG. During the R&D Period with respect to each Program: (a) the JRC shall meet quarterly by audio or video teleconference and, at a minimum, once each calendar year in person (which in-person meeting shall be held on an alternating basis in New

Strategic Alliance and Collaboration Agreement
Jersey and in the greater Boston area); and (b) the DWG shall meet monthly by audio or video teleconference and, at a minimum, four times each calendar year in person (which in-person meeting shall be held on an alternating basis in New Jersey and in the greater Boston area). With the consent of the representatives of each Party serving on a particular committee (such consent not to be unreasonably withheld, delayed or conditioned), other representatives of each Party may attend meetings of that committee as nonvoting observers (provided such representatives: (i) have contractual confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement; and (ii) are under intellectual property assignment obligations to such party in accordance with Section 10.1(d)). Meetings of a committee shall be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the committee meetings. The Parties shall endeavor to schedule meetings of the JRC and the DWG at least six (6) months in advance. The JRC and DWG shall meet one time for each Program after the end of the R&D Period for such Program and thereafter shall not meet with respect to such Program.
   3.3 Alliance Managers.
     (a) Appointment. Each of the Parties shall appoint an individual (each, an “Alliance Manager”) who possesses a general understanding of the scientific and business issues relevant to this Agreement. Each Party may change its designated Alliance Manager from time to time upon prior written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by prior written notice to the other Party.
     (b) Responsibilities. The Alliance Managers shall use good faith efforts to attend all committee meetings and support the co-chairpersons of each committee in the discharge of their responsibilities. Alliance Managers shall be nonvoting participants in such committee meetings. An Alliance Manager may bring any matter to the attention of any committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the committees. In addition, each Alliance Manager: (a) shall be the point of first referral in all matters of conflict resolution; (b) shall identify and bring disputes to the attention of the appropriate committee in a timely manner; (c) shall plan and coordinate cooperative efforts and internal and external communications; and (d) shall take responsibility for ensuring that governance activities, such as the conduct of required committee meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.
ARTICLE — 4 DEVELOPMENT.
   4.1 Research Plans. The research and pre-clinical Development activities of the Parties with respect to each of the Programs shall be described in a “Research Plan”, an initial version of which that applies to the three Initial Programs is attached hereto as Exhibit F. The Research Plan(s) shall be reviewed as necessary at each meeting of the JRC, and at any other time upon the request of either Party, and shall be modified as appropriate at the direction of the JRC to reflect material scientific, commercial and other developments.

Strategic Alliance and Collaboration Agreement
   4.2 Annual Reports.
     (a) During the R&D Period with respect to a Program, at least once per year, in addition to the other reporting and meeting requirements hereunder, each Party shall provide to the JRC a written progress report which shall describe the activities that such Party has performed, or caused to be performed, during the preceding calendar year under the Research Plan with respect to such Program, and evaluate such Party’s work performed in relation to such Research Plan.
     (b) Subsequent to the R&D Period and prior to First Commercial Sale with respect to a Program, at least once every six (6) months, BMS shall submit to ATI a written progress report summarizing the research and Development performed by BMS with respect to Licensed Compounds or Licensed Products arising out of such Program. If reasonably necessary or useful for ATI to exercise its rights under this Agreement, ATI may request that BMS provide more detailed information and data regarding such reports by BMS, or to meet with appropriate representatives of BMS who are responsible for such activities, and BMS shall promptly provide ATI with information and data as is reasonably related to such request, at ATI’s expense, or conduct such a meeting, as applicable; provided that BMS shall not be required to conduct such meetings more than twice in any given calendar year. All such reports and/or information provided during any such meeting shall be considered Confidential Information of BMS.
   4.3 Obligations Relating to the Programs and the Research Plans.
     (a) Programs. Each Party shall use Commercially Reasonable Efforts to perform (itself or through its Affiliates or by permitted subcontracting hereunder) its respective obligations under the Research Plan for each Program, and shall cooperate with and provide reasonable support to the other Party in such other Party’s performance of its responsibilities under each Research Plan.
     (b) ATI Obligations. As part of and in accordance with the R&D Program, ATI shall use Commercially Reasonable Efforts (directly or through one or more of its Affiliates or by permitted subcontracting hereunder), and in a manner consistent with, and subject to, the Research Plan and the direction of the JRC:
          (i) to generate compositions of matter in the Product Form for each Program, including molecular drug design and generation of applicable Adnectin chemistry;
          (ii) to conduct certain preclinical development activities including, by way of example, assays for activity, toxicology, biophysical properties, pharmacokinetics, and in vitro and in vivo testing of a Licensed Compound.
          (iii) to conduct process development, develop release assay methods, and preclinical and clinical manufacturing of Licensed Compounds as set forth in Article 6; and
          (iv) to commit at least such number of ATI FTEs to the Programs, in the aggregate, as are being funded by BMS pursuant to Section 9.2(a) and 9.2(e) to the activities described in clauses (i) through (iii) above.

Strategic Alliance and Collaboration Agreement
     (c) BMS Obligations. As part of and in accordance with the R&D Program and thereafter for the remainder of the Term, BMS shall use Commercially Reasonable Efforts (directly or through one or more of its Affiliates or Sublicensees or by permitted subcontracting pursuant to Section 4.7):
          (i) to apply its oncology research expertise to conduct preclinical development including, by way of example, preparation of target protein, assays for activity, toxicology and related safety studies, biophysical properties, metabolism and pharmacokinetics, in vitro and in vivo testing to assess binding, mechanism of action and efficacy, process and formulation development and manufacture of a licensed compound.
          (ii) to apply its oncology clinical Development expertise to Licensed Compounds and Licensed Products, including IND preparation and filing and the conduct of Clinical Studies of all Phases; and
          (iii) to Develop Licensed Compounds and corresponding Licensed Products from each Program, to obtain and thereafter maintain Regulatory Approvals worldwide with respect to Licensed Products from each Program, and to expand approved indications and Product Labeling for Licensed Products. BMS shall contract with Third Parties as permitted hereunder to satisfy the diligence obligations contained in this Section 4.3(c).
   4.4 Commencement of a [ ** ]. The Parties shall determine, via the JRC, whether or not to commence a [ ** ] program for a Product Form in each Program (a “[ ** ]”) with respect to some or all of the Programs, as well as the appropriate timing for such [ ** ] Program(s). The [ ** ] Program(s) shall be funded solely by BMS and subject to JRC oversight and decision making and to a [ ** ] Research Plan (which shall be considered to be a component of the [ ** ] with respect to the Program to which such [ ** ] relates) to be established by the JRC prior to the start of [ ** ] work.
   4.5 Compliance with Applicable Laws. Each Party shall perform or cause to be performed any and all of its Development obligations hereunder in good scientific manner and in compliance with all Applicable Law.
   4.6 Records.
     (a) Each Party shall maintain, or cause to be maintained, records of its Development activities with respect to Licensed Compounds in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be reasonably complete and accurate and shall properly reflect all work done and results achieved in the performance of such Development activities, and which shall be retained by such Party for at least ten (10) years after the termination of this Agreement, or for such longer period as may be required by Applicable Law.
     (b) The other Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except to the extent that such Party reasonably determines that such records contain Confidential Information that is not licensed to such other Party hereunder, or to which such other Party does not otherwise have a right hereunder.

Strategic Alliance and Collaboration Agreement
     (c) Each Party shall provide the other with such additional information regarding such Party’s Development activities relating to Licensed Compounds as such other Party may reasonably request from time to time.
   4.7 Subcontracting. As provided in the Research Plan or otherwise with the prior consent of the other Party, not to be unreasonably withheld, delayed or conditioned, either Party may subcontract any of its Development activities set forth in the Research Plan to be performed by a Third Party, provided that any such Third Party must have entered into a written agreement with such Party that includes terms and conditions protecting and limiting use and disclosure of Confidential Information and Know-How at least to the same extent as under this Agreement, and requiring the Third Party and its personnel to assign to such Party all right, title and interest in and to any intellectual property (and intellectual property rights) created or discovered in connection with performance of subcontracted activities. Each Party is responsible for compliance by such Third Party with the applicable terms and conditions of this Agreement. Notwithstanding the foregoing, BMS may subcontract activities relating to Clinical Studies subsequent to the R&D Period with respect to a Program, or with respect to Commercialization of Licensed Products, without the consent of ATI.
ARTICLE — 5 REGULATORY MATTERS.
   5.1 Overview of Regulatory Responsibilities. Subject to Article 5 and except as otherwise provided in the Research Plan, BMS shall have primary responsibility for preparing and maintaining all Regulatory Documentation with respect to all Clinical Studies for each Licensed Compound and corresponding Licensed Products, including Drug Approval Applications and Regulatory Approvals therefore.
   5.2 Ownership of Regulatory Materials. Subject to Article 17, all BMS Regulatory Data, and Regulatory Approvals and related Regulatory Documentation for Licensed Compound or Licensed Product, shall be the sole property of BMS (subject to the license grant by BMS to ATI set forth in Section 8.4(a)) and held in the name of BMS (or in each such case its Affiliate or Sublicensee), even if ATI is primarily responsible for them hereunder.
   5.3 Communications with Regulatory Authorities. BMS shall be primarily responsible for all communications with Regulatory Authorities. ATI shall have the right to attend, but not actively participate without BMS’ consent (such consent not to be unreasonably withheld, delayed or conditioned), in any pre-IND meetings with such Regulatory Authorities if the JRC concludes that any such attendance shall not materially harm the regulatory matter involved. ATI shall provide reasonable assistance to BMS with respect to communications with any Regulatory Authorities and the preparation of Regulatory Documentation, including attending any meetings with Regulatory Authorities, upon the request of BMS, at the expense of BMS.
ARTICLE — 6 MANUFACTURE AND SUPPLY.
   6.1 Pre-Clinical Research Supply. Subject to the Research Plan with respect to each Program, ATI shall use Commercially Reasonable Efforts to Manufacture, or the Parties (through the JRC) shall arrange with Third Parties for the Licensed Compounds for the purpose of the Parties’ research and pre-clinical Development activities to be performed under Article 2

Strategic Alliance and Collaboration Agreement
with respect to the Programs described in Exhibit A. All customary and reasonable costs and expenses, including FTEs but not including fixed assets and capital expenditures, incurred by ATI in carrying out such Manufacturing shall be reimbursed [**] percent ([**]%) by BMS in accordance with Section 9.2(a).
   6.2 Clinical and Commercial Supply. Subject to the determination of the JRC, prior to the completion of ATI’s technology transfer under Section 6.3 of the Manufacturing technology for a Licensed Product, ATI shall use Commercially Reasonable Efforts to Manufacture, or the Parties (through the JRC) shall arrange with Third Parties for the Manufacture of, such Licensed Product for the purpose of transitional supply of Licensed Product for IND toxicology studies and the first Phase 1 Study of such Licensed Product. As part of such Phase 1 Study supply, ATI will enable BMS’ regulatory function to test (where applicable) and release all supplies of such Licensed Product for such Phase 1 Study (if applicable). All customary and reasonable costs and expenses, including FTEs but not including fixed assets and capital expenditures, incurred by ATI in carrying out such Manufacturing shall be reimbursed [**] percent ([**]%) by BMS in accordance with Section 9.2(a). After the completion of ATI’s transfer under Section 6.3 of the Manufacturing technology for Licensed Compounds, BMS shall use Commercially Reasonable Efforts to Manufacture or, in the sole discretion of BMS, shall arrange with Third Parties for the Manufacture of, Licensed Compounds and Licensed Products (in bulk and finished form) for use in Development and for commercial sale.
   6.3 Transfer of Manufacturing.
     (a) At the direction of the JRC, ATI shall transfer any necessary Manufacturing technology for the manufacture of Licensed Compounds to either (i) BMS or (ii) a Third Party manufacturer selected by BMS. As soon as is practicable after its receipt of such request, ATI shall transfer to BMS or such Third Party manufacturer, as the case may be, all ATI Know-How and/or relevant Materials of ATI that are related to the Manufacturing of Licensed Compounds and Licensed Products and is reasonably necessary or useful to enable BMS or such Third Party manufacturer (as appropriate) to Manufacture such Licensed Compounds and Licensed Products. All customary and reasonable costs and expenses, including FTEs but not including fixed assets and capital expenditures, incurred by ATI in carrying out such transfer shall be reimbursed [**] percent ([**]%) by BMS upon successful completion and confirmation of such transfer in accordance with Section 9.2(a).
     (b) BMS and/or its Third Party manufacturer shall use any ATI Know-How and/or relevant Materials of ATI transferred pursuant to Section 6.3(a) solely for the purpose of Manufacturing Licensed Compounds and Licensed Products under this Agreement, and for no other purpose.
     (c) BMS acknowledges and agrees that ATI may condition its agreement to transfer of any Manufacturing technology or Information to a Third Party manufacturer on the execution of a confidentiality agreement between such Third Party manufacturer and BMS, relating to such Manufacturing technology or Information, that contains terms substantially equivalent to those of Article 14. In addition, BMS shall use commercially reasonable efforts to require such Third Party to assign or license back Patents and Know-How and other intellectual property rights for Adnectins to the same extent as provided in Section 10.1(c) (with any such Third Party

Strategic Alliance and Collaboration Agreement
manufacturer treated as “BMS” hereunder for such purposes); provided, however, that in the event that BMS is unsuccessful with respect to such efforts, BMS shall consult with Adnexus, and shall require such Third Party to (i) assign to BMS Patents covering compositions of matter with Adnectins or Product Forms other than Patents specifically claiming an Adnectin linked to (or used with) another agent or component Controlled by BMS (and Patents to the extent such Patents specifically claim such compositions or Product Forms) and (ii) shall require that such Third Party license inventions that are Adnectin Core Manufacturing and Formulation Technology to the extent that such inventions do not comprise or contain core technology of such Third Party.
ARTICLE — 7 COMMERCIALIZATION.
   7.1 Commercialization of Licensed Product.
     (a) In General. BMS shall have the sole right and obligation to Commercialize Licensed Products in the Field, in compliance with this Agreement and Applicable Law, subject to Section 7.2 for Co-Promotion Products in the Co-Promotion Territory.
     (b) Commercialization Obligations. BMS, directly or through one or more of its Affiliates, Sublicensees or Distributors, shall use Commercially Reasonable Efforts to Commercialize Licensed Products for each indication for which it receives Regulatory Approval.
   7.2 ATI’s Co-Promotion Option.
     (a) Co-Promote Option.
          (i) For the first Licensed Product for which a Drug Approval Application is filed for in the United States, ATI shall have an option (the “Co-Promote Option”) to Co-Promote such Licensed Product, and all other Licensed Products containing the same Licensed Compound as such Licensed Product (collectively, the “Co-Promotion Products”), to the Co-Promotion Target Audience in the Co-Promotion Territory.
          (ii) ATI may exercise the Co-Promote Option by providing written notice to BMS at any time subsequent to the filing of a Drug Approval Application for such first Licensed Product until thirty (30) calendar days after such Drug Approval Application is accepted by the FDA for such first Licensed Product. At any time before the end of such thirty (30) calendar day period, BMS shall meet and discuss with ATI the Co-Promotion plan proposed by BMS (the “Co-Promotion Plan”), ATI’s obligations thereunder, and the likely compensation to ATI for its Co-Promotion efforts.
          (iii) If ATI exercises the Co-Promote Option before the end of such thirty (30) calendar day period for such Licensed Product, ATI and BMS shall promptly negotiate in good faith and enter into an agreement (a “Co-Promotion Agreement”), which agreement shall contain the following material terms as well as other customary and commercially reasonable terms:
               (1) BMS shall be responsible for [ ** ] ATI’s involvement as specified in this

Strategic Alliance and Collaboration Agreement
Section 7.2. BMS shall be solely responsible, and have sole control, [**], including the preparation of promotional materials.
               (2) ATI shall have the right to use employees and individual representatives of ATI and its Affiliates (but not a contract sales force) experienced in promotion and Detailing pharmaceutical products (with qualifications substantially similar to BMS sales representatives who will be responsible for detailing the Co-Promotion Product) to provide Details under the Co-Promotion Plan in the Co-Promotion Territory with respect to the Co-Promotion Product. ATI shall have the right to provide up to a maximum of [**] percent ([**%)] with respect to the Co-Promotion Product, with the allocation of Detailing responsibilities to be established by good faith negotiations by the Parties in the Co-Promotion Agreement taking into account the total size of the sales force, ATI’s capabilities and resources and the strategic and financial needs of the Co-Promotion Product. Periodically during the term of the Co-Promotion Agreement, BMS shall have the right to adjust the total number of sales representatives promoting the Co-Promotion Product. In the case of each such adjustment, the number of sales representatives of ATI shall be adjusted to maintain the percentage set forth in the Co-Promotion Agreement; provided, however, that in the event of an increase in the overall size of the sales force, ATI shall have the option to maintain its current number of sales representatives or increase the number to maintain the current percentage. In the event of any increase in the number of sales representatives other promotional personnel of ATI agreed to or required of ATI, ATI shall have a commercially reasonable period of time to satisfy such increase.
               (3) At any time subsequent to the second anniversary of the First Commercial Sale of a Co-Promotion Product, ATI shall have the right, upon nine (9) months prior written notice to BMS, to terminate its Co-Promotion rights and obligations under this Section 7.2 for any Co-Promotion Product. In such event, ATI shall have no further right to Co-Promote any Licensed Products during the Term.
               (4) BMS shall compensate ATI, [**], with rates consistent with BMS’ internal cost [**] (which shall be calculated in a manner consistent with BMS’ internal accounting procedures for determining such costs), for [**] performed by ATI (which compensation shall take into account whether the [**] of the Co-Promotion Product is in the [**]).
               (5) ATI shall use Commercially Reasonable Efforts to execute its obligations under each Co-Promotion Agreement, consistent with the Co-Promotion plan established by BMS and as set forth in such Co-Promotion Agreement. The Co-Promotion Agreement will set forth remedies for breach of ATI’s obligations under the Co-Promotion plan.
               (6) ATI shall, and shall cause its sales representatives to make only such statements and claims regarding the Co-Promotion Product, including as to efficacy and safety, as are consistent with the applicable FDA-approved product labels and inserts and promotional materials prepared by BMS. ATI shall not, and ATI shall cause its sales representatives not to make any untrue or misleading statements or comments about the Co-Promotion Product.
               (7) Prior to the First Commercial Sale of each Co-Promotion Product in the Co-Promotion Territory and on a regular, at least annual, basis thereafter, BMS shall provide

Strategic Alliance and Collaboration Agreement
training materials to, and train by holding in-person meetings or, after the initial training, webcasts for, each member of ATI’s designated sales force prior to his or her commencement of Co-Promotion of such Co-Promotion Product to ensure that he or she is properly trained to promote, Detail and sell the Co-Promotion Product and able to satisfy ATI’s responsibilities under the Co-Promotion Agreement.
               (8) ATI shall comply with all BMS pharmaceutical marketing and promotion policies, as set forth in the marketing and promotion guidelines to be included in the Co-Promotion Agreement.
               (9) ATI sales representatives that are Co-Promoting a Co-Promotion Product shall not simultaneously detail another product containing an Adnectin that is targeted against a Target that is targeted by an Adnectin contained in such Co-Promotion Product if such other Adnectin-containing product has an approved label (or compendia listing) for the same indication as the Co-Promotion Product at the time of launch of the second of such two products.
               (10) ATI shall only have the right under this Section 7.2 [**] has occurred with respect to ATI, and BMS shall have the right to terminate any Co-Promote arrangement in effect on six (6) months notice in the event of [**].
     (b) Definitions.
          (i) “Co-Promote” or “Co-Promotion” shall mean, with respect to any Co-Promotion Product, the joint Detailing of such Co-Promotion Product to the Co-Promotion Target Audience in the Co-Promotion Territory using a coordinated sales force consisting of representatives of both Parties.
          (ii) “Co-Promotion Target Audience” shall mean, with respect to each Co-Promotion Product, any or all of those classes of physicians and other medical or administrative professionals that customarily prescribe or purchase, or that would reasonably be expected to prescribe, purchase or administer, products to treat or prevent any indication for which the Co-Promotion Product receives Regulatory Approval in the Co-Promotion Territory as well as patients indicated by Product Labeling for treatment for Co-Promotion Product. For clarity, Co-Promotion Target Audience shall include nursing homes, infusion centers, hospitals or comparable facilities if they would reasonably be expected to purchase a particular Co-Promotion Product.
          (iii) “Co-Promotion Territory” shall mean the United States of America (excluding its territories and possessions), but including the District of Columbia and Puerto Rico.
          (iv) “Detail” shall mean that part of an in-person, face-to-face sales call during which a sales representative, who is trained with respect to a Co-Promotion Product, including its labeling and any promotional materials, makes a presentation of the Co-Promotion Product to the Co-Promotion Target Audience such that the relevant characteristics of the Co-Promotion Product are described by the sales representative in a fair and balanced manner consistent with the requirements of the Co-Promotion Agreement and all Applicable Laws in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product.

Strategic Alliance and Collaboration Agreement
   7.3 Promotional Materials and Activities. BMS shall be responsible, at its sole expense, for preparing all Promotional Materials used to support the Commercialization of Licensed Product. BMS shall ensure that all its Promotional Materials shall be limited to the Field and consistent with Applicable Law and the approved Product Labeling for the Licensed Product. BMS shall be responsible for obtaining any appropriate approvals from the Regulatory Authorities required for the use of any Promotional Materials and shall submit applicable Promotional Materials to such Regulatory Authorities as required by Applicable Law.
   7.4 Statements and Compliance with Applicable Law.
     (a) Public Statements Regarding Licensed Product. BMS, and ATI in the event that it is Co-Promoting a Co-Promotion Product, shall be responsible for disseminating accurate information regarding the Licensed Product based on Product Labeling and Promotional Materials for the Licensed Product (and for causing its Affiliates, Sublicensees and Distributors to so disseminate such accurate information), and limited to the Field. In exercising its rights pursuant to this 7.4(a), BMS, and ATI in the event that it is Co-Promoting a Co-Promotion Product, shall use Commercially Reasonable Efforts to prevent claims or representations in respect of Licensed Product or the characteristics of Licensed Product (e.g., safety or efficacy) being made by or on behalf of it or its Affiliates, Sublicensees or Distributors (by members of its or their sales force or otherwise) that do not represent an accurate or fairly balanced summary or explanation of the Product Labeling for the Licensed Product in the country in question, or that are outside the Field.
     (b) Sales Force Compliance. BMS (directly or through one or more of its Affiliates, Sublicensees or Distributors), and ATI in the event that it is Co-Promoting a Co-Promotion Product, shall use Commercially Reasonable Efforts to train and monitor its and its Affiliates’, Sublicensees’ and Distributors’ sales representatives and other employees, consultants and agents to (i) use only Promotional Materials (without any material addition, deletion or other modification) that meet the requirements under Section 7.3 for the promotion of the Licensed Product, (ii) limit claims of efficacy and safety for the Licensed Product to those that are consistent with Applicable Law and with approved (by the relevant Regulatory Authority, where appropriate) promotional claims in Product Labeling and Promotional Materials for Licensed Product, and not add, delete or otherwise modify claims of efficacy and safety in the promotion of Licensed Product in any material respect from those claims of efficacy and safety that are contained in such approved Product Labeling and Promotional Materials, and (iii) Commercialize the Licensed Product in adherence in all material respects with Applicable Law.
     (c) Medical and Other Inquiries. BMS (directly or through one or more of its Affiliates, Sublicensees or Distributors) shall be responsible for responding to all medical questions or inquiries relating to the Licensed Product sold. BMS (and such other entities, as applicable) shall keep such records and make such reports as are reasonably necessary to document such communications in compliance with all Applicable Law.
     (d) Compliance with Laws. BMS shall in all material respects conform its practices and procedures relating to educating the medical community with respect to the Licensed Product to

Strategic Alliance and Collaboration Agreement
any applicable industry association regulations, policies and guidelines, as amended from time to time, and other Applicable Law.
   7.5 Sales and Distribution. BMS shall be solely responsible for invoicing and booking sales of the Licensed Product, establishing all terms of such sales (including pricing and discounts), and distributing the Licensed Product and shall perform all related services, in each case in a manner consistent with the terms and conditions of this Agreement. BMS shall also be solely responsible for handling all returns, recalls or withdrawals in accordance with Article 12, order processing, invoicing and collection, distribution and inventory and receivables.
   7.6 Reporting. Subsequent to the First Commercial Sale of a Licensed Product, BMS shall prepare and maintain reasonably complete and accurate records regarding Commercialization of each Licensed Product and shall provide to ATI a detailed report regarding such Commercialization at least twice per calendar year. All of the foregoing shall be deemed Confidential Information of BMS hereunder.
ARTICLE — 8 LICENSE GRANTS AND EXCLUSIVITY.
   8.1 License Grants.
     (a) Subject to the terms and conditions of this Agreement (including the exclusivity provided to BMS by Section 8.3 and payments by BMS in Article 9), on a Program-by-Program basis, ATI hereby grants to BMS and its Affiliates, for Licensed Compounds in the Product Form for such Program and corresponding Licensed Products, a worldwide, nontransferable (except as permitted by Section 8.7(a)) and royalty-bearing license, with the right to sublicense only as provided in Section 8.7(b), under the ATI Patents (including any ATI Patents licensed to ATI by BMS pursuant to Section 8.2) and ATI Know-How, to Develop, Commercialize and Manufacture Licensed Compounds and Licensed Products in the Field.
     (b) The foregoing license grants in Section 8.1(a) shall be limited such that the license to Develop, Commercialize and Manufacture does not include the right to Develop, Commercialize or Manufacture any Adnectin not previously provided to BMS by ATI as part of the Research Plan with respect to a Program, or any therapeutic or diagnostic product that does not contain an Adnectin.
   8.2 Grant-Back to ATI for Adnectin Core Manufacturing and Formulation Technology.
     (a) Subject to all of the limitations and restrictions set forth in this Section 8.2, BMS hereby grants to ATI and its Affiliates an exclusive, royalty-free and fully paid-up, perpetual and irrevocable and worldwide license, with the right to grant sublicenses through multiple tiers (subject to Section 8.2(b)), to any pending or issued Patent claim Controlled by BMS or any of its Affiliates that covers an Invention that comprises Adnectin Core Manufacturing and Formulation Technology, solely for the purpose of making, having made, using, selling, having sold, importing or exporting Adnectins and products containing same and pharmaceutical compositions thereof. Subject to and without limiting the other terms and conditions of this Agreement, including but not limited to ATI’s obligations under clause (b) below and Section 8.3, the foregoing license grant is subject to the license grant to BMS in Section 8.1, and thus because of this Agreement ATI shall only have the right to practice the Adnectin Core

Strategic Alliance and Collaboration Agreement
Manufacturing and Formulation Technology, and to grant sublicenses to the Adnectin Core Manufacturing and Formulation Technology to Third Parties who have a license from ATI, to permit ATI or such Third Party to making, having made, using, selling, having sold, importing or exporting Adnectins and products containing same and pharmaceutical compositions thereof outside of the exclusive scope of such license to BMS specified in Section 8.3(a). For clarification, the rights granted to ATI by BMS under this Section 8.2(a) are limited to the Adnectin Core Manufacturing and Formulation Technology and no rights are granted under any claims in any Patent that do not cover Adnectin Core Manufacturing and Formulation Technology.
     (b) ATI’s rights to sublicense a Drug Company (an “ATI Sublicensee”) to all or part of the rights granted by BMS to ATI under Section 8.2(a) (including any limitations and restrictions with respect to such rights) shall be further limited as follows. The ATI Sublicensee’s rights with respect to rights granted by BMS to ATI under Section 8.2(a) shall be conditioned upon and limited to, and shall not substantially exceed the scope of, the corresponding rights (if any) that such ATI Sublicensee has granted back to ATI (including any limitations and restrictions with respect to such rights) and that are effectively sublicensed to BMS hereunder without additional fee. Accordingly, if the scope of such ATI Sublicensee rights granted back to ATI (and effectively sublicensed to BMS hereunder) is substantially narrower in whole or in part and/or any restrictions with respect to such sublicense are substantially more restrictive in whole or in part than the corresponding scope and restrictions set forth in Section 8.2(a), then the rights granted back to ATI under Section 8.2(a) that ATI has the right to sublicense to such ATI Sublicensee shall be limited to be more restrictive and to have a narrower scope so as to correspond to the restrictions and scope of such rights granted back to ATI by the ATI Sublicense (and effectively sublicensed to BMS hereunder). The foregoing limitation in this Section 8.2(b) shall not apply to services or materials provided by CROs, CMOs, other subcontractors or others on a fee-for-service basis.
   8.3 Exclusivity for BMS.
     (a) Product Form Exclusivity.
          (i) The license grants in Section 8.1 shall be exclusive for the ATI Patents and the PROfusion Patents with respect to each Product Form of a Program on a Program-by-Program basis; thus, ATI hereby agrees not to research, develop or commercialize, or to grant any license under any ATI Patents or PROfusion Patents to any Affiliate or non-Affiliated Third Party to research, develop or commercialize products within any such Product Form for such Program for as long as Active Development or Commercialization of a Licensed Compound or Licensed Product arising out of such Program is continuing. The exclusive nature of such license grants shall extend only to the Product Form of a Program on a Program-by-Program basis and shall not be exclusive as applied to any Target absent such Product Form.
          (ii) Notwithstanding the foregoing exclusive license grants, ATI shall retain sufficient rights under the ATI Patents and the PROfusion Patents to perform its obligations under the Research Plans and otherwise to assist in the Development and Commercialization of Licensed Compounds and corresponding Licensed Products as contemplated hereunder (including for permitted subcontracting hereunder).

Strategic Alliance and Collaboration Agreement
     (b) Target Exclusivity, Subject to Section 17.5:
          (i) Program 1 Target. Until the earlier of (A) the date which is [ ** ] to the filing of the first IND for a Program 1 Target Directed Licensed Product, or (B) such time as all research and development activities by BMS have ceased with respect to Program 1 Target Directed Licensed Products, and except for permitted subcontracting hereunder, ATI hereby agrees not to research, develop or commercialize, or to grant any license under any ATI Patents or the PROfusion Patents to any Affiliate or non-Affiliated Third Party to research, develop or commercialize, an Adnectin against the Target of Program 1. After such period, there shall be no further Target-based exclusivity hereunder with respect to the Target of Program 1.
          (ii) All other Collaboration Targets. Until the earlier of (A) the date which is [ ** ] to the filing of the first IND for a Licensed Compound or Licensed Product containing an Adnectin against a given Target that is identified in a Product Form of a Program, or (B) such time as all research and development activities by BMS have ceased with respect to Licensed Products containing Adnectins against such Target, and except for permitted subcontracting hereunder, ATI hereby agrees not to research, develop or commercialize, or to grant any license under any ATI Patents or the PROfusion Patents to any Affiliate or non-Affiliated Third Party to research, develop or commercialize, an Adnectin against such Target. After such period, there shall be no further Target-based exclusivity hereunder with respect to such Target.
     (c) Adnectin Exclusivity. Subject to Section 17.5, BMS shall have exclusivity for particular Adnectins as follows:
          (i) The maximum number of Adnectins for which BMS can obtain exclusivity under this Section 8.3(c) for any given Collaboration Target subject to any of the Programs is [**] Adnectins, which shall be selected by BMS in its sole discretion and identified by written notice to ATI at any time prior to IND filing with respect to the first Licensed Compound arising out of any such Program (such notice, the “Exclusivity Notice”); provided that ATI shall provide BMS with available information regarding all Adnectins generated with respect to a Program in order to enable BMS to make a reasonable determination with respect to its election hereunder.
          (ii) Subject to Section 8.3(c)(i), upon ATI’s receipt of the Exclusivity Notice as provided above, for a period of no less than [ ** ] years, and for as long as Active Development or Commercialization of a Licensed Compound or Licensed Product containing Adnectins against the same Target as the Adnectins identified in the Exclusivity Notice (the “Adnectin Exclusivity Period”, with the applicable Adnectin hereinafter being referred to as an “Exclusive Alliance Adnectin” for its Adnectin Exclusivity Period), for each Exclusive Alliance Adnectin ATI shall not research, develop or commercialize such Exclusive Alliance Adnectin (either alone or with any other component), or grant a license to the same or provide materials of the same to any Affiliate or Third Party, except as part of a Program hereunder. Such exclusivity shall continue for an Exclusive Alliance Adnectin during its applicable Adnectin Exclusivity Period even if such Exclusive Alliance Adnectin is no longer being Developed by BMS. Notwithstanding the foregoing, ATI shall retain the right to use such Exclusive Alliance Adnectins solely for internal, non-in vivo research purposes.

Strategic Alliance and Collaboration Agreement
          (iii) By “Active Development or Commercialization” under this Section 8.3, the Parties mean that at least one Licensed Compound or Licensed Product from the applicable Program (1) continues to be part of an ongoing Clinical Study (save for any lapses between Clinical Studies not to exceed six (6) months individually or twelve (12) months in the aggregate during the Adnectin Exclusivity Period), (2) is subject to a pending Drug Approval Application before the FDA, EMEA or Koseisho, or (3) is being Commercialized and royalties are being paid to ATI hereunder on a calendar quarterly basis.
          (iv) If the foregoing Active Development or Commercialization condition is no longer satisfied, then any extension beyond the initial [ ** ] period of exclusivity of such Adnectin Exclusivity Period shall not occur or shall immediately terminate, respectively, and any Exclusive Alliance Adnectins from the applicable Program whose initial [ ** ] period of exclusivity has expired shall no longer be treated as “Exclusive Alliance Adnectins” hereunder or have the benefit of the exclusivity provided by Section 8.3(c)(ii).
   8.4 License to Certain Regulatory Data.
     (a) General. To the extent that any BMS Regulatory Data generated by BMS with respect to a given Program contains pharmacokinetic data concerning Adnectins as a drug class generally, and was conceived or created before the end of the Discovery Term with respect to such Program (collectively, “Adnectin Class Specific Data”), BMS hereby grants to ATI and its Affiliates, a worldwide, perpetual and irrevocable, royalty-free and fully paid-up, nontransferable (except in connection with a permitted assignment of this Agreement in accordance with Section 18.1), nonexclusive license to such Adnectin Class Specific Data, without the right to grant sublicenses and solely for ATI’s internal research and development purposes. For clarity, any such Adnectin Class Specific Data shall be treated as Confidential Information of BMS, and the foregoing license grant shall not include any right to reference any Regulatory Documentation filed with a Regulatory Authority.
     (b) Disclosure of Adnectin Class Specific Data. To the extent that any Adnectin Class Specific Data is not already subject to disclosure by one Party to the other Party hereunder, copies of any Adnectin Class Specific Data subject to a license grant in this Section 8.4 shall be provided by BMS to ATI, when and as any such Adnectin Class Specific Data becomes available to BMS.
   8.5 PROfusion License Grant. Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, ATI hereby grants to BMS and its Affiliates, for Licensed Compound in the Product Form for such Program and corresponding Licensed Products, a worldwide, nontransferable (except as permitted by Section 8.7(a)) and royalty-bearing license, with the right to sublicense only as provided in Section 8.7(b), under the PROfusion Patents, in the Field, and only for those activities for which BMS has a then-effective license under Section 8.1. BMS and its Affiliates and Sublicensees shall not practice the Technology claimed in any of the PROfusion Patents with respect to the discovery or identification of Adnectins.
   8.6 License Agreement Between [ ** ]. ATI shall contemporaneously with entering into this Agreement request that [**]. For clarity, no rights in or to the [**]. During the

Strategic Alliance and Collaboration Agreement
Term, ATI shall pay amounts [**] under such License Agreement with BMS that are incurred by BMS in connection with exercising its license under Section 8.1, either [**].
   8.7 Sublicensing Rights.
     (a) The licenses and covenant granted in Sections 8.1 and 8.6 are transferable only upon a permitted assignment of this Agreement in accordance with Section 18.1.
     (b) In addition to the right to grant such limited sublicenses as may be necessary for permitted subcontracting as set forth in Section 4.7, the licenses and covenant granted in Sections 8.1 and 8.6 may be sublicensed or extended (as applicable) by BMS (and/or its Affiliates) to Third Parties (without the right to grant further sublicenses) to Develop and Commercialize a Licensed Compound and the corresponding Licensed Product, but only on a Licensed Compound-by-Licensed Compound basis, and provided, that as a condition precedent to any such sublicense:
          (i) BMS shall provide prior written notification to ATI of any such sublicense;
          (ii) BMS shall provide ATI with a copy of the sublicense agreement within thirty (30) calendar days subsequent to execution thereof (with financial terms and other commercially sensitive information redacted);
          (iii) BMS shall agree in writing to be responsible for any and all obligations of such Sublicensee as if such Sublicensee were “BMS” hereunder;
          (iv) any such Sublicensee shall agree in writing to be bound by similar obligations as BMS hereunder; and
          (v) ATI shall be made an express third-party beneficiary of any such Sublicensee’s obligations under such sublicense that relate to compliance with the terms and conditions of this Agreement.
   8.8 Transfer and Use of Materials.
     (a) General. During Development, the Parties anticipate that each Party may transfer certain biological or other materials to the other Party in furtherance of the Programs, including Licensed Compounds and possibly nucleic acid sequences in clones or cells capable of expressing same. Each Party agrees that it shall use such materials, and any expression product, progeny, derivative or other improvement thereto (collectively, “Materials”), only for Development in accordance with the Research Plan and/or Commercialization in accordance with this Agreement. Except with the prior written consent of the other Party, the Party receiving Materials shall not distribute or otherwise allow the release of Materials to any Third Party (except for (i) permitted subcontracting hereunder, (ii) Clinical Studies conducted by BMS, (iii) Non-Clinical Studies subsequent to the expiration of the R&D Period, or with respect to a Program or (iv) Manufacturing purposes as contemplated by Article 6).
     (b) Specific Restrictions. Without limiting the generality of the foregoing, BMS shall not attempt to change the amino acid sequence of, any nucleic acid sequence involved in the

Strategic Alliance and Collaboration Agreement
expression of (including coding and non-coding regions), or any other structural elements (e.g., changing amino acid side chains, appending other molecules, etc.) in, any Licensed Compound or other Materials provided by ATI without ATI’s prior written consent, whether by site mutagenesis, chemical or other means. If BMS learns or otherwise has reason to believe that any such change has occurred, during Development or Commercialization or otherwise, whether or not intentionally, BMS shall promptly notify ATI and provide a sample of such changed Licensed Compound or other Material, and at ATI’s written request, shall cease its use of the same until such time as ATI is able to confirm that such changed Licensed Compound or other Material remains Controlled by ATI and thus is available for license to BMS hereunder use in the Programs.
     (c) MTA. Either Party may request that the Parties enter into a commercially reasonable material transfer agreement, which agreement shall apply to all future transfers of biological or other materials made in connection with this Agreement and which agreement shall be consistent with and supersede the terms of this Section 8.8, and shall otherwise be subject in all respects to the terms and conditions of this Agreement.
   8.9 No Other Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.
ARTICLE — 9 BMS PAYMENTS AND ROYALTIES.
   9.1 Up-Front Payment. In partial consideration for the licenses granted to BMS hereunder, the exclusivity for BMS set forth in Section 8.3, and prior research and development activities undertaken by ATI with respect to the Programs, BMS shall pay to ATI, within ten (10) calendar days subsequent to the Effective Date, a one-time payment of twenty million dollars (U.S.$20,000,000), which shall be non-refundable and non-creditable and not subject to set-off.
   9.2 R&D Support and Expense Payments.
     (a) Funding in Accordance with the Research Plans. In furtherance of supporting ATI’s efforts with respect to research, discovery, process development and clinical supply efforts with respect to the Programs, BMS will fund FTEs at ATI to the extent that such FTEs are included in the Research Plans which are attached as Exhibit F hereto, and which are subject to review and revision by the JRC on a quarterly basis, provided that BMS with at least six (6) months prior written notice to ATI may require that ATI increase the number of total committed FTEs working on all Programs (collectively) up to an aggregate of [**] FTEs.
     (b) Minimum Committed FTE Funding. Notwithstanding the FTE funding described in Section 9.2(a), BMS shall fund no less than the following minimum FTEs at Adnexus:
          (i) in the event that BMS does not exercise either of its options to add additional Programs pursuant to Section 2.5(a) and Section 2.5(b): [**] FTEs during each of the [**] twelve-month periods subsequent to the Effective Date and [**] FTEs during the [**] twelve-month period subsequent to the Effective Date;

Strategic Alliance and Collaboration Agreement
          (ii) in the event that BMS exercises it option to add an additional Program pursuant to Section 2.5(a) but does not exercise its option pursuant to Section 2.5(b): [**] FTEs during each of the [**] twelve-month periods subsequent to the Effective Date and [**] FTEs during the [**] twelve-month period subsequent to the Effective Date;
          (iii) in the event that BMS exercises it option to add one or more additional Programs pursuant to Section 2.5(b) but does not exercise it option pursuant to Section 2.5(a): [**] FTEs during each of the [**] twelve-month periods subsequent to the Effective Date and [**] FTEs during the [**] twelve-month period subsequent to the Effective Date; or
          (iv) in the event that BMS exercises it option to add one or more additional Programs pursuant to both Section 2.5(a) and Section 2.5(b): [**] FTEs during each of the [**] twelve-month periods subsequent to the Effective Date.
     (c) Payments. BMS shall make payments with respect to the funding described in paragraph (a) and (b) above at least fifteen (15) calendar days before the beginning of each calendar quarter during the R&D Period with respect to any Program, and all such payments when owed or paid shall be non-refundable and non-creditable and not subject to set-off. The first such payment shall be payable to ATI within ten (10) calendar days subsequent to the Effective Date, with the amount pro rated for the number of calendar days from the Effective Date until the end of the applicable calendar quarter, and the last such payment payable for the last calendar quarter starting in the R&D Period with respect to any Program shall be the difference between the first such payment and a full payment.
     (d) FTE Rate. The initial FTE rate will be [**] Dollars (U.S.$[**]). The FTE Rate for the second (and each subsequent) year of the R&D Period with respect to any Program shall automatically increase by an amount equal to the Consumer Price Index (for the Boston, Massachusetts area as reported as of April 1st in such year when compared to the comparable statistic for April 1st of the preceding year), with the first such increase effective as of April 1, 2008.
     (e) Payment for Certain External Expenses and Manufacturing Expenses. For each calendar quarter during the R&D Period with respect to any Program, BMS shall pay ATI an amount for certain external and Manufacturing expenses to be spent by ATI in support of such Program and the corresponding Research Plan and as set forth in Article 6. Such expenses include payments for Target protein production, toxicology studies, permitted subcontractor expenses, etc. Each such payment shall be payable to ATI within thirty (30) days subsequent to the end of each calendar quarter, and such payments when owed or paid shall be non-refundable and non-creditable and not subject to set-off. ATI shall use such payments to pay Third Parties, but only at the direction of the JRC.
   9.3 Milestone Payments. In partial consideration of the licenses and other rights granted to BMS hereunder, BMS shall make milestone payments (each, a “Milestone Payment”) to ATI upon the occurrence of each of the milestones events (each, a “Milestone Event”) as set forth below in this Section 9.3. Each of the Milestone Payments shall be payable to ATI by BMS within ten (10) calendar days subsequent to the achievement of the specified Milestone Event, and such payments when owed or paid shall be non-refundable and non-creditable and not

Strategic Alliance and Collaboration Agreement
subject to set-off. References to “Licensed Compound” in this Section 9.3 shall include Licensed Product containing such Licensed Compound.
     (a) Development Milestones.

Milestone
Payment for All
	Licensed		Milestone
	Products other		Payment for
	than the First		First Program 1
	Program 1 Target		Target Directed
	Directed Licensed		Licensed
Milestone Event	Product (U.S.$)		Product (U.S.$)
1. Upon designation by BMS of a Licensed Compound as an ECN	$	[**]	$	[**]

2. Upon the first IND submission for a Licensed Compound in a given Program	$	[**]	$	[**]

3. Upon start of the first Phase 2 Study for a Licensed Compound in a given Program	$	[**]	$	[**]

4. Upon start of the first Phase 3 Study for a Licensed Compound in a given Program	$	[**]	$	[**]

5. Upon acceptance of the first Drug Approval Application in the U.S. for a Licensed Compound in a given Program	$	[**]	$	[**]

6. Upon first Regulatory Approval with respect to the first Drug Approval Application by the U.S. FDA for a Licensed Compound in a given Program	$	[**]	$	[**]

7. Upon the first Regulatory Approval in three Major Market Countries for a Licensed Compound in a given Program	$	[**]	$	[**]

8. Upon first Regulatory Approval with respect to the first Drug Approval Application by the Koseisho for a Licensed Compound in a given Program	$	[**]	$	[**]

9. Upon first Regulatory Approval with respect to a Drug Approval Application by the U.S. FDA for a second indication for a Licensed Compound in a given Program	$	[**]	$	[**]

Strategic Alliance and Collaboration Agreement
     For this Section 9.3(a), for each Licensed Compound, if a Milestone Event is achieved that triggers a Milestone Payment as set forth in the table of this Section 9.3(a), if any of the preceding Milestone Events (based on the order in such table) have not yet occurred such that the previous Milestone Payment(s) have not been previously paid, all such previous Milestone Payment(s) shall become due and payable upon achievement of such Milestone Event. For example, if for a Licensed Compound, a Phase 3 Study is started that triggers a Milestone Payment as set forth above without a Phase 2 Study supporting such Phase 3 Study being previously started (and consequently the applicable Phase 2 Study Milestone Payment under clause 2(b) has not been previously paid to ATI), in addition to the Milestone Payment for the start of the Phase 3 Study, BMS shall also pay to ATI the applicable Milestone Payment for the start of a Phase 2 Study. This paragraph shall not apply to the Milestone Events and corresponding Milestone Payments in the foregoing clauses 7 through 9.
     With respect to clause 9 above, such second indication must be for a different tumor type or other disease and must be therapeutically distinct and unrelated, from both the clinical development and commercialization standpoints, to the indication(s) on which the milestone payment was made pursuant to clause 6 above.
     All milestone payments shall be payable once per Program (i.e., on their first occurrence regardless of the number of Licensed Products within the same Program that might achieve such milestone). In the event that a Licensed Product (an “Initial Product”) achieves some, but not all of the development milestones set forth above, and a backup program within the same Program (a “Back-Up Product”) achieves a development milestone further in the development cycle than the last milestone achieved by the Initial Product, then such later milestones shall be due and payable with respect to such Back-Up Product as such later milestones are achieved as if such Back-Up Product were the Initial Product.

Strategic Alliance and Collaboration Agreement
     (b) Sales Milestone.

Milestone
Milestone Event	Payment
Upon Net Sales from or on account of the worldwide sale or distribution of all Licensed Products containing the same Licensed Compound exceeding U.S.$[**]	U.S.$[**]
     The sales-based milestone payment set forth above shall be payable only once per Licensed Compound, and shall be paid by BMS in [**] installments, with the first installment due and payable thirty (30) calendar days after the end of the year in which such milestone event is first met. BMS shall pay the [**] installment(s) to ATI on the [**]; provided that [**] of such Licensed Products containing the same Licensed Compound are [**].
     For clarity, the Milestone Event in this Section 9.3(b) shall be payable on a Licensed Compound-by-Licensed Compound basis, and Net Sales from each Licensed Product containing the same Licensed Compound shall be aggregated (even if in different dosages, by or administered by different delivery mechanisms, or for different indications, etc.).
    9.4 Royalties.
     (a) Royalties and Rates. Subject to Section 9.4(b), BMS shall pay to ATI running royalties based on the total aggregate annual Net Sales worldwide by BMS and its Affiliates and Sublicensees of all Licensed Compounds and Licensed Products in a given calendar year at the following royalty rates:

Aggregate Net Sales of all Licensed Compounds and
Licensed Products in a calendar year	Royalty Rate
For Net Sales up to U.S.$[**]	[**]	%

For Net Sales above U.S.$[**] up to U.S.$[**]	[**]	%

For Net Sales above U.S.$[**]	[**]	%
     By way of example, in a given calendar year, if the aggregate annual worldwide Net Sales for all Licensed Compounds and Licensed Products is $[**], the following royalty payment would be payable for those Net Sales under this Section 9.4(a): [**].

Strategic Alliance and Collaboration Agreement
     (b) Royalty Term. Royalties under Section 9.4(a) shall be payable on the Net Sales of a particular unit of Licensed Compound or Licensed Product if at least one of the following three (3) conditions apply:
          (i) on a country-by-country and Licensed Compound or Product-by-Licensed Compound or Product basis, if one or more Valid Claims within any of the ATI Patents (including the Joint Collaboration Patents), the BMS Collaboration Patents or the RCT Patents would be infringed by the manufacture, use, sale, offer for sale or importation of such unit of Licensed Compound or Licensed Product;
          (ii) if one or more Regulatory Exclusivity Periods would apply to the manufacture, use, sale, offer for sale or importation of such unit of Licensed Compound or Licensed Product; or
          (iii) on a country-by-country and Licensed Compound-by-Licensed Compound basis, if Net Sales of such Licensed Compound and Licensed Products containing such Licensed Compound, with respect to each such unit sold or distributed for use in such country, were to accrue before the tenth (10th) anniversary of the First Commercial Sale in such country of the first such Licensed Product containing such Licensed Compound.
     (c) Additional Royalty Provisions. The royalties payable under Section 9.4(a) shall be subject to the following:
          (i) Only one royalty shall be payable hereunder with respect to the same unit of Licensed Compound or Licensed Product.
          (ii) Licensed royalties when owed or paid hereunder shall be non-refundable and non-creditable and not subject to set-off (except as otherwise expressly provided in Section 9.5(c));
          (iii) ATI shall bear all Third Party milestones and royalties owed with respect to a Licensed Product, on intellectual property that: (i) is licensed by ATI as of the Effective Date and also licensed to BMS hereunder or pursuant to Section 8.6; or (ii) is a Patent that: (A) ATI received written notice of potential infringement from a Third Party prior to the Effective Date and did not disclose same to BMS in writing; and (B) covers the composition of matter, method of making or method of using a Licensed Compound that ATI had Knowledge of prior to the Effective Date. Subject to clauses (iv) and (v) below, BMS shall bear all other Third Party milestones and royalties owed on intellectual property in connection with the Development, Manufacture and Commercialization of a Licensed Product; provided that each Party shall bear all Third Party royalties arising from any infringing activities by such Party prior to the Effective Date.
          (iv) BMS may deduct from the royalties it would otherwise owe to ATI pursuant to Section 9.4 for a particular Licensed Compound, an amount equal to [**] percent ([**]%) of all royalties payable to a Third Party in consideration for rights necessary or commercially reasonably useful for the manufacture, use or sale of such Licensed Compound, up to a maximum deduction of [**] percent ([**]%) for a Program 1 Licensed Product or up to a maximum deduction of [**] percent ([**]%) for all other Licensed Products.

Strategic Alliance and Collaboration Agreement
          (v) Generic Competition. During the applicable Royalty Term for a particular Licensed Product in a particular country while royalties are payable on the basis of Sections 9.4(b)(ii) or 9.4(b)(iii) (and not on the basis of Section 9.4(b)(i)), if any Third Parties are selling a Generic Product in any such country in any year; and such sales of such Generic Product(s) in such country for such year are, in the aggregate (on a unit equivalent basis):
               (1) greater than [**] percent ([**]%), but less than or equal to [**] percent ([**]%) of the sum of the entire market for such Licensed Product in such country, then the royalties due to ATI for such country in such year shall be reduced by [**] percent ([**]%) from what would otherwise have been due under Section 9.4; or
               (2) greater than [**] percent ([**]%) of the sum of the entire market for such Licensed Product in such country, then the royalties due to ATI for such country in such year shall be reduced by [**] percent ([**]%) from what would otherwise have been due under Section 9.4.
          (vi) Limitation on Deductions. Notwithstanding anything to the contrary in this Agreement, the operation of clauses (iv) or (v) above or elsewhere in this Agreement for a given Licensed Product, whether singularly or in combination, shall not reduce in any payment period hereunder the royalties due to ATI for such Licensed Product below [**] percent ([**]%) of what would otherwise have been due based on the royalty rates specified in Section 9.4(a). For clarity, in no event shall the reductions provided for in Section 9.4(c)(iv) be reduced below the caps specified in such Section for any reason unless Section 9.4(c)(v) applies to a Licensed Product in question, and then this Section 9.4(c)(vi) shall apply.
          (vii) By written notice to BMS, ATI shall have the right to waive, in its sole discretion, retrospectively or prospectively, some or all of the royalties owed or that would otherwise be owed in the future to ATI as a result of this Agreement, whether by country, product or reduction in the applicable royalty rate(s), and ATI shall have no liability of any kind whatsoever as a result of the presence or absence of any such waived obligation.
          (viii) If a particular unit of Licensed Compound or Licensed Product is sold or distributed in one country with the intention of the selling or distributing entity for use in one or more other countries, those other countries of intended use as well as such country of sale shall be treated as the countries of sale or distribution for purposes of Section 9.4(b)(iii). The Parties agree that the good faith estimate of such intended use by the selling entity shall be binding for such purposes.
   9.5 Payment Terms.
     (a) Manner of Payment. All payments to be made by BMS hereunder shall be made in U.S. dollars by wire transfer to such bank account as ATI may designate.
     (b) Reports and Royalty Payments. For as long as royalties or other payments are due under this Article 9, BMS shall furnish to ATI a written report, within forty-five (45) calendar days after the end of each calendar quarter, showing the amount of Net Sales of Licensed Product and royalty due, and any other payments accrued during such calendar quarter. Royalty and other payments for each calendar quarter shall be due at the same time as such written report

Strategic Alliance and Collaboration Agreement
for the calendar quarter. The report shall include, at a minimum, the following information for the applicable calendar quarter, each listed by Licensed Compound and Licensed Product, and by country of sale or intended use: (i) the number of units of Licensed Compound and Licensed Product sold by BMS and its Affiliates and Sublicensees; (ii) Net Sales; (iii) royalties, Milestone Payments, Exclusivity Payments and other payments owed to ATI or already paid during such calendar quarter, listed by category; (iv) the computations for any applicable currency conversions pursuant to Section 9.5(d); (v) credits taken against royalties owed pursuant to Section 9.4(c), and the amount of any outstanding credits be taken under such Section in future calendar quarters; and (vi) the amount of aggregate Net Sales for any Licensed Compound, and all Licensed Products containing such Licensed Compound, for purposes of determining whether the Milestone Event in Section 9.3(b) has occurred.
     (c) Records and Audits. BMS shall keep, and shall cause each of its Affiliates and Sublicensees, as applicable, to keep adequate books and records of accounting for the purpose of calculating all royalties and other amounts payable to ATI hereunder and ensuring BMS’ compliance hereunder, including the gross amounts of sales for Licensed Products and any deductions taken from such gross amounts in order to calculate Net Sales. For the three (3) years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of BMS’ Affiliates and Sublicensees, as applicable) shall be kept at each of their principal place of business and shall be open for inspection and copying at reasonable times and upon reasonable notice by an independent certified accountant selected by ATI, and which is reasonably acceptable to BMS, for inspecting the royalties and other amounts due to ATI under this Agreement. In no event shall such inspections be conducted hereunder more frequently than once every twelve (12) months. Such accountant shall have executed and delivered to BMS and its Affiliates and Sublicensees, as applicable, a customary confidentiality agreement as reasonably requested by BMS. The results of such inspection, if any, may be shared by the accountant with BMS and ATI at either Party’s request, and shall be binding on both Parties. Any underpayments shall be paid by BMS within thirty (30) calendar days of notification of the results of such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods but otherwise shall not be reimbursed by ATI. ATI shall pay for any such inspections, except that in the event there is any upward adjustment in aggregate royalties or other amounts payable for any calendar year shown by such inspection of more than five percent (5%) of the amount paid, BMS shall reimburse ATI for any reasonable out-of-pocket costs of such accountant or related to such inspection.
     (d) Currency Exchange. Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with BMS’ normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted source of published exchange rates.
     (e) Taxes. BMS may withhold from payments due to ATI amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. BMS shall provide ATI all relevant documents and correspondence, and shall also provide to ATI any other cooperation or assistance on a reasonable basis as may be necessary to enable ATI to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit. BMS shall give proper evidence from time to time as to the payment of such tax. The Parties shall cooperate with each other in seeking deductions

Strategic Alliance and Collaboration Agreement
under any double taxation or other similar treaty or agreement from time to time in force. Such cooperation may include BMS making payments from a single source in the U.S., where possible. Apart from any such permitted withholding, the amounts payable BMS to ATI hereunder shall not be reduced on account of any taxes, duties or other levies (except to the extent any such taxes, duties or levies are permitted to be accounted for in the calculation of Net Sales in accordance with Section 1.48).
     (f) Blocked Payments. In the event that, by reason of applicable law in any country, it becomes impossible or illegal for BMS (or any of its Affiliates, Sublicensees or Distributors) to transfer, or have transferred on its behalf, payments owed ATI hereunder, BMS shall promptly notify ATI of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of ATI in a recognized banking institution designated by ATI or, if none is designated by ATI within a period of thirty (30) calendar days, in a recognized banking institution selected by BMS or its Affiliate, Sublicensee or Distributor, as the case may be, and identified in a written notice given to ATI.
     (g) Interest Due. BMS shall pay ATI interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equivalent to (i) the prime rate plus (ii) two percent (2.0%) per year or the maximum applicable legal rate, if less, calculated on the total number of calendar days payment is delinquent.
   9.6 Mutual Convenience of the Parties. The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts to ATI. BMS hereby stipulates to the fairness and reasonableness of such royalty and other payments obligations and covenants not to allege or assert, nor to allow any of its Sublicensees or Affiliates to allege or assert, nor further to cause or support any other Third Parties to allege or assert, that any such royalty or other payments obligations are unenforceable or illegal in any way (including by reason of patent misuse or other anti-competition considerations).
ARTICLE — 10 INTELLECTUAL PROPERTY; PATENT PROSECUTION AND MAINTENANCE.
   10.1 Ownership.
     (a) The inventorship of all Sole Inventions and Joint Inventions shall be determined under the patent laws of the United States.
     (b) Each Party shall own the entire right, title and interest in and to any and all of its Sole Inventions, and Patents claiming such Sole Inventions (and no Joint Inventions) (“Sole Invention Patents”). BMS and ATI shall be joint owners in and to any and all Joint Inventions and Patents claiming such Joint Inventions (“Joint Invention Patents”). BMS and ATI as joint owners each shall have the right to exploit and to grant licenses under such Joint Inventions, and where exercise of such rights require, under the laws of a country, with the consent of and without accounting to (by operation of this sentence) the other Party unless otherwise specified in this Agreement.

Strategic Alliance and Collaboration Agreement
     (c) All employees, agents and contractors of each Party providing services in connection with this Agreement (other than for Clinical Studies) shall be under written obligation to assign (or license) any inventions and related intellectual property to the Party for whom they are employed or are providing services to the extent required by such Party to assign and grant licenses to any Collaboration Patents or Inventions as required hereunder (assuming Control thereof), unless otherwise mutually agreed to by the Parties.
     (d) The Parties acknowledge and agree that this Agreement shall be deemed to be a Joint Research Agreement under 35 U.S.C. 103(c), provided that neither Party shall be required by this reference to have any Patent take advantage of or become subject to such § 103(c) without such Party’s prior consent.
     (e) Notwithstanding the foregoing, all right, title and interest in and to Sole and Joint Inventions of BMS first invented or discovered during the Discovery Term with respect to any Program that are compounds, which compounds are Adnectins or Product Forms other than Adnectins or Product Forms linked to (or used with) another agent or component Controlled by BMS (and Patents claiming such Inventions only where and to the extent that any such Patent solely and specifically claims such Invention(s)), shall be solely owned by ATI (and such Patents treated as “Sole Invention Patents” of ATI hereunder), and BMS hereby assigns to ATI all interest therein and thereto and agrees to take all necessary steps to perfect such assignment and ATI’s sole ownership thereof.
   10.2 Disclosure. Each Party shall submit a written report to the JRC no less frequently than within sixty (60) calendar days of the end of each quarter during the R&D Period with respect to each Program describing any Sole Invention or Joint Invention arising during the prior quarter in the course of the Program which it believes may be patentable or at such earlier time as may be necessary to preserve patentability of such invention. Each Party shall provide to the other Party such assistance and execute such documents as are reasonably necessary to permit the filing and prosecution of such patent application to be filed on such Sole Invention or Joint Invention, or the issuance, maintenance or extension of any resulting Patent. The foregoing reporting obligations shall continue during the Discovery Term with respect to any Program for Inventions and resulting Patents subject to the assignments and licenses contained hereunder.
   10.3 Patent Prosecution and Maintenance; Abandonment.
     (a) Filing, Prosecution and Maintenance of Certain Patents Controlled by ATI.
          (i) Prosecution. Subject to Sections 10.3(a)(ii) and (f) below, ATI shall be responsible for the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of all ATI Target Patents (including Joint Invention Patents that are “ATI Target Patents” hereunder) that in each case are exclusively licensed to BMS under Section 8.1 (the “ATI Prosecuted Patents”), provided that such responsibilities shall be carried out by external patent counsel selected by ATI, or by ATI’s internal patent counsel in conjunction with external patent counsel selected by it, and provided further that, in each case, such external patent counsel shall be subject to BMS’ approval (such approval not to be unreasonably withheld, delayed or conditioned). ATI, or its outside counsel, shall provide BMS with an update of the filing, prosecution and maintenance status for each of

Strategic Alliance and Collaboration Agreement
the ATI Prosecuted Patents on a periodic basis, and shall use commercially reasonable efforts to consult with and cooperate with BMS with respect to the filing, prosecution and maintenance of the ATI Prosecuted Patents, including providing BMS with drafts of proposed filings to allow BMS a reasonable opportunity for review and comment before such filings are due. ATI, or its outside counsel, shall provide to BMS copies of any papers relating to the filing, prosecution and maintenance of the ATI Prosecuted Patents promptly upon their being filed and received.
          (ii) Abandonment. In no event shall ATI knowingly permit any of the ATI Prosecuted Patents to be abandoned in any country, or elect not to file a new patent application claiming priority to a patent application within the ATI Prosecuted Patents either before such patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without BMS’ written consent (such consent to not be unreasonably withheld, delayed or conditioned) or BMS otherwise first being given an opportunity to assume full responsibility (at BMS’ expense) for the continued prosecution and maintenance of such ATI Prosecuted Patents or the filing of such new patent application. Accordingly, ATI, or its outside counsel, shall provide BMS with notice of the allowance and expected issuance date of any patent within the ATI Prosecuted Patents, or any of the aforementioned filing deadlines, and BMS shall provide ATI with prompt notice as to whether BMS desires ATI to file such new patent application. In the event that ATI decides either: (A) not to continue the prosecution or maintenance of a patent application or patent within the ATI Prosecuted Patents in any country; or (B) not to file such new patent application requested to be filed by BMS, ATI shall provide BMS with notice of this decision at least thirty (30) calendar days prior to any pending lapse or abandonment thereof. In the event that BMS assumes such responsibility for such filing, prosecution and maintenance, BMS shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such patent applications and patents to patent counsel (outside or internal) selected by BMS, and ATI shall cooperate as reasonably requested by BMS to facilitate control of such filing, prosecution and maintenance by BMS. In the case where BMS takes over the filing, prosecution or maintenance of any patent or patent application as set forth above, BMS shall keep ATI reasonably informed as to the status of such activities but shall not be liable to ATI in any way with respect to its handling of, or the results obtained from, the filing, prosecution, issuance, extension or maintenance of any such application or any resulting patent or any failure by it to so file, prosecute, extend or maintain. In addition, ATI shall, at the expense of BMS, provide such assistance and execute such documents as are reasonably necessary to continue or permit the filing, prosecution or maintenance of such patent or patent application or the issuance, maintenance or extension of any resulting patent, with any such Patents remaining subject to all the terms of this Agreement (including license grants) and ATI’s subsequent right to opt in if BMS later elects not to proceed therewith (which shall be on the same terms as BMS’ rights and obligations pursuant to this Section 10.3(a).
     (b) Filing, Prosecution and Maintenance of Remaining Joint Invention Patents. In accordance with this Section 10.3(b), the Parties shall in good faith by mutual agreement designate one of them to be responsible for (but not obligated with respect to) the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of all Joint Invention Patents not subject to Section 10.3(a), on the terms set forth in Section 10.3(a) with such designated Party acting as “ATI” under such Section and the other Party as “BMS” thereunder, provided that ATI may elect to control

Strategic Alliance and Collaboration Agreement
prosecution (for clarity, on the terms set forth in Section 10.3(a)) if any such Joint Invention Patents are subject to the licenses to ATI contained in Section 8.2 or 17.5.
     (c) Filing, Prosecution and Maintenance of Sole Invention Patents Controlled by BMS. In accordance with this Section 10.3(c), BMS shall be responsible for (but not obligated with respect to) the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of all Sole Invention Patents Controlled by BMS, provided that ATI shall have the rights contained in Section 10.3(a) with respect to those Patents that are subject to the exclusive licenses to ATI contained in Section 8.2 or 17.5, with the roles of the Parties reversed under Section 10.3(a).
     (d) Filing, Prosecution and Maintenance of Other ATI Patents. In accordance with this Section 10.3(d), ATI shall be responsible for (but not obligated with respect to) the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of all ATI Patents not subject to Section 10.3(a) or 10.3(b) (including certain ATI Foundation Patents).
     (e) Patent Term Extension. ATI and BMS shall each cooperate with each another and shall use commercially reasonable efforts in obtaining patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to ATI Prosecuted Patents. If elections with respect to obtaining such patent term extensions are to be made, or as to which Patents for which such extensions shall be sought, BMS shall have the right to make such election(s); provided that such election(s) shall be made so as to maximize the period of marketing exclusivity for the Licensed Product.
     (f) Shared Expenses for ATI Prosecuted Patents and Joint Invention Patents. BMS shall bear [**] and ATI [**] of the expenses (including reasonable fees for any outside counsel, but not inside counsel fees) associated with the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of ATI Prosecuted Patents and those Joint Invention Patents subject to Section 10.3(b).
     (g) BMS Sole Expenses. BMS shall bear the expenses (including reasonable fees for any outside counsel, but not ATI inside counsel fees) associated with the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of Patents pursuant to Section 10.3(c) (other than those exclusively licensed to ATI under Section 8.2 or Section 17.5 (once such license becomes effective) or for which ATI elects its opt-in rights under Section 10.3(c) by reference to Section 10.3(a), in each case for which ATI shall bear the expenses).
     (h) ATI Sole Expenses. ATI shall bear the expenses (including reasonable fees for any outside counsel, but not BMS inside counsel fees) associated with the preparation, filing, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of Patents subject to Section 10.3(d).
     (i) Non-payment of Expenses. If a Party elects not to pay its share of expenses pursuant to Sections 10.3(f), 10.3(g) or 10.3(h) for any Patent, such non-paying Party shall inform the

Strategic Alliance and Collaboration Agreement
other Party in writing not less than two (2) months before any relevant deadline (or, in the event of a shorter period in which to respond to a patent office, as soon as reasonably practicable) (such Patent(s) in such countries, as identified in such notice, being a “Cost-Terminated Patent Right”). If such non-paying Party is a licensee hereunder to such Cost-Terminated Patent Right, such non-Paying Party shall no longer have any rights under Section 8.1 if BMS or Sections 8.2 and 17.5 if ATI, as applicable, with respect to the relevant Patent in such country, provided that all remaining rights and licenses under all other Patent(s) within such licensed Patents would remain in effect. If such non-Paying Party is the licensor hereunder of such Cost-Terminated Patent Right, and such Patent is subject to a back-up right of prosecution under Section 10.3(a)(ii) for the other Party, then such other Party may deduct, from royalties payable on such Patent (and not on account of any other Patent or Regulatory Exclusivity Period hereunder), the amount that the non-paying Party would have paid for prosecution of such Patent (but capped at no more than Fifty Thousand Dollars (U.S.$50,000) for each payment period hereunder) if the other Party continues with such Patent, and otherwise the rights and licenses to such Patent hereunder shall remain unchanged. It is also understood that in all such cases the non-Paying Party shall be offered the opportunity to assume its share of the responsibility for the costs of preparation, filing, prosecution and maintenance of any Patent(s) claiming priority directly or indirectly from any such Cost-Terminated Patent Right, and that where such expenses are assumed by such non-Paying Party, it shall be afforded all the rights and licenses as provided under this Agreement for the licensed Patents (other than the Cost-Terminated Patent Right) with respect to such Patent(s) claiming priority directly or indirectly from any such Cost-Terminated Patent Right.
     (j) Reports. Each Party shall provide to the other Party, on a semi-annual basis, a patent report that includes the serial number, docket number and status of each Patent for which, pursuant to Sections 10.3(a) to 10.3(d), such Party has the right to direct the filing, prosecution and maintenance and which covers a Sole Invention or Joint Invention. The Parties through their patent counsel shall discuss as appropriate (but not more than semi-annually) ways in which to allocate such out-of-pocket expenses in an appropriate, cost-effective manner consistent with the purposes of this Agreement and ATI’s obligations to Third Parties. The Parties shall update Exhibits C, D and E on at least an annual basis or at such time as either Party may reasonably request.
     (k) Cooperation. Each Party shall cooperate fully with the other in the activities covered by this Section 10.3. To the extent that a Third Party licensor of ATI has retained any right to prepare, file, prosecute (including any interference, opposition, reissue proceeding or reexamination) or maintain or extend any Patent subject to this Section 10.3 or otherwise be involved in such activities, ATI shall use commercially reasonable efforts to cause such Third Party licensor to take the actions specified by this Section 10.3 in a manner consistent with the agreement(s) by which such Third Party retains such rights, but ATI shall not be deemed to be in breach of its obligations under this Section 10.3 if, after using such commercially reasonable efforts, it is unable to comply with such obligations because of actions taken or not taken by such Third Party licensor.

Strategic Alliance and Collaboration Agreement
ARTICLE — 11 ENFORCEMENT OF IP RIGHTS; DEFENSE OF THIRD PARTY INFRINGEMENT CLAIMS.
   11.1 Enforcement of Patent Rights.
     (a) Enforcement of BMS Enforcement Patents.
          (i) Enforcement by ATI. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement of any Patent claiming a Sole Invention of BMS or any Joint Invention Patent that claims (1) the composition of matter (including formulation), manufacture or use of one or more Reverted Compounds that is being developed or commercialized using Commercially Reasonable Efforts or (2) Adnectin Core Manufacturing and Formulation Technology, and in each case which is exclusively licensed to ATI (for purposes of this Section 11.1(a) only, a “BMS Enforcement Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to its in-house counsel concerning suspected infringement of a BMS Enforcement Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. Subject to the rights of any Third Party licensees of such Patent, and provided such infringement falls within the exclusive scope of such license to ATI, ATI shall have the first right, but shall not be obligated, to bring an infringement action at its own expense, in its own name and entirely under its own direction and control, subject to Section 11.1(d). BMS shall reasonably assist ATI (at ATI’s expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by ATI or required by law, and ATI shall hold BMS harmless from any liability incurred by BMS arising out of any such proceedings or actions. BMS shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of a BMS Enforcement Patent may be entered into by ATI without the prior consent of BMS (such consent to not be unreasonably withheld, delayed or conditioned).
          (ii) Enforcement by BMS. If ATI elects not to bring any action for infringement or to defend any proceeding described in clause (1) of Section 11.1(a)(i) within a commercially reasonable time period, then BMS may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control. ATI shall reasonably assist BMS (at BMS’ expense) in any action or proceeding being prosecuted or defended by BMS, if so requested by BMS or required by law, and BMS shall hold ATI harmless from any liability incurred by ATI arising out of any such proceedings or actions. ATI shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of any such BMS Enforcement Patent may be entered into by BMS without the prior of consent of ATI (such consent to not be unreasonably withheld, delayed or conditioned). BMS shall have no back-up enforcement right regarding any Section 11.1(a)(i) clause (2) infringement.

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     (b) Enforcement of ATI Enforcement Patents.
          (i) Enforcement by BMS. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement, by a Third Party of an ATI Prosecuted Patent that claims the composition of matter (including formulation), manufacture or use of one or more Licensed Products that is being developed or commercialized using Commercially Reasonable Efforts and which is exclusively licensed to BMS under Section 8.1 (for purposes of this Section 11.1(b) only, an “ATI Enforcement Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to its in-house counsel concerning suspected infringement of an ATI Enforcement Patent as such Party would provide with respect to suspected infringement of its own issued Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. Provided such infringement falls within the exclusive scope of such license to BMS, BMS shall have the first right, but shall not be obligated, to bring an infringement action against any such Third Party at its own expense, in its own name and entirely under its own direction and control. ATI shall reasonably assist BMS (at BMS’ expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by BMS or required by law, and BMS shall hold ATI harmless from any liability incurred by ATI arising out of any such proceedings or actions at BMS request. ATI shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of any such ATI Enforcement Patent may be entered into by BMS without the prior consent of ATI (such consent to not be unreasonably withheld, delayed or conditioned).
          (ii) Enforcement by ATI. If BMS elects not to bring any action for infringement or to defend any proceeding described in Section 11.1(b)(i) within a commercially reasonable time period, or where ATI (or any other party other than BMS who is licensed under such ATI Enforcement Patent) otherwise desires to bring an action or to defend any proceeding directly involving an ATI Enforcement Patent, then ATI may bring such action or defend such proceeding at its own expense, in its own name and entirely under its own direction and control, subject to Section 11.1(d). BMS shall reasonably assist ATI (at ATI’s expense) in any action or proceeding being prosecuted or defended by ATI, if so requested by ATI or required by law, and ATI shall hold BMS harmless from any liability incurred by BMS arising out of any such proceedings or actions. BMS shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope, or adversely affects the enforceability, of an ATI Enforcement Patent may be entered into by ATI without the prior consent of BMS (such consent to not be unreasonably withheld, delayed or conditioned).
     (c) Enforcement of Joint Patents. In the event that management or in-house counsel for either Party becomes aware of a suspected infringement of a Patent that claims a Joint Invention but is not subject to the enforcement rights specified in Sections 11.1(a) or 11.1(b) (for purposes of this Section 11.1(c) only, an “Other Joint Patent”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Each Party shall provide the same level of disclosure to its in-house counsel concerning suspected infringement of an Other Joint Patent as such Party would provide with respect to suspected infringement of its own issued

Strategic Alliance and Collaboration Agreement
Patent or an exclusively licensed issued Patent claiming a product it is developing or commercializing independent of this Agreement. The Parties shall jointly prosecute any such infringement, and shall share equally the expenses thereto, unless one Party elects not to enforce, and then the other Party shall have the right, but shall not be obligated, to prosecute an infringement action at its own expense, in its own name and entirely under its own direction and control, subject to Section 11.1(d). The non-enforcing Party shall reasonably assist the enforcing Party (at the enforcing Party’s expense) in such actions or proceedings if so requested, and shall lend its name to such actions or proceedings if requested by the enforcing Party or required by law, and the enforcing Party shall hold the non-enforcing Party harmless from any liability incurred by the non-enforcing Party arising out of any such proceedings or actions. The non-enforcing Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or defense which restricts the scope or affects the enforceability of an Other Joint Patent may be entered into by the enforcing Party without the prior consent of the non-enforcing Party (such consent to not be unreasonably withheld, delayed or conditioned).
     (d) Listable Patents. ATI’s enforcement rights specified above are subject to the following limited restriction. For each Licensed Product for which a Phase 3 Study is initiated, prior to the filing of a Drug Approval Application with respect to such Licensed Product, BMS may provide written notice to ATI electing one Patent per country that (i) covers the composition of matter of such Licensed Product, and (ii) is a Collaboration Patent or ATI Target Patent (such Patent, a “Listable Patent”). ATI and its Affiliates and Third Party licensees shall not enforce any Listable Patent without ATI first conferring with BMS with respect to any such enforcement action or proceeding and obtaining the prior written consent of BMS to commence such action or proceeding, such consent not to be unreasonably withheld, delayed or conditioned, provided, that if BMS fails to consent to any such action or proceeding, the royalty term specified in Section 9.4(b)(i) for any Licensed Product that is claimed in such Listable Patent shall in no event be diminished by any failure to enforce such Listable Patent. A Listable Patent will only remain a “Listable Patent” hereunder and subject to this Section 11.1(d), on a country-by-country basis, for as long as the Licensed Product for which such Patent was designated under this Section 11.1(d) remains in active Development or Commercialization in such country.
     (e) General Provisions Relating to Enforcement of Patents.
          (i) Withdrawal. Subject to Section 11.1(d), if either Party brings such an action or defends such a proceeding under this Section 11.1 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 11.1 at its own expense.
          (ii) Recoveries. In the event either Party exercises the rights conferred in this Section 11.1 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total such costs and expenses incurred by each Party. If after such

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reimbursement any funds shall remain from such damages or other sums recovered, such funds that arise:
               (1) from enforcement under Section 11.1(c) shall be shared by the Parties equally if jointly enforced, or retained by the enforcing Party if solely enforced; and
               (2) from enforcement under any other provision of this Section 11.1 (i) that represent compensation for lost profits of Licensed Products/Reverted Compounds shall be retained by or paid to the licensee Party, subject to the licensor Party retaining or being paid royalties as calculated under this Agreement on the amount of hypothetical “Net Sales” that would have produced such lost profits had the licensee Party sold the applicable Licensed Product(s)/Reverted Compounds, (ii) that represents compensation for reasonable royalties (to the extent otherwise payable hereunder), if concerning Licensed Product(s), shared equally, and if concerning Reverted Compounds, twenty percent (20%) shall be retained by or paid to BMS and eighty percent (80%) shall be retained by or paid to ATI, and (iii) that represents damages arising from enforcement of the license grant of Section 8.2 shall be retained by or paid to ATI, and (iv) that represents damages not addressed above or additional damages (for example, enhanced or punitive damages) shall be shared by the Parties equally.
          (iii) Third Party Licensors. To the extent that a Third Party licensor has retained any right to enforce or otherwise be involved in the activities specified in this Section 11.1 for any Patent, ATI shall use commercially reasonable efforts to cause such Third Party licensor to take the actions specified by this Section 11.1 in a manner consistent with the agreement(s) by which such Third Party retains such rights, but ATI shall not be deemed to be in breach of its obligations under this Section 11.1 if, after using such commercially reasonable efforts, it is unable to comply with such obligations because of actions taken or not taken by such Third Party licensor.
     (f) Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents), BMS shall use commercially reasonable efforts consistent with its obligations under applicable law (including any applicable consent order) to seek maintain and enforce all such data exclusivity periods available for the Licensed Products. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents licensed exclusively to BMS for a Licensed Product, upon request by BMS (and at BMS’ expense), ATI shall provide reasonable cooperation to BMS in filing and maintaining such Orange Book (and foreign equivalent) listings.
     (g) No Action in Violation of Law. Neither Party shall be required to take any action pursuant to this Section 11.1 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any court or government order or decree applicable to such Party. If BMS invokes this Section 11.1(g) with respect to Patents that are exclusively licensed to Adnexus under Section 17.5, ATI shall have the right to require that BMS grant in a timely manner to Adnexus such rights (including assignment of the applicable Patents) as may be necessary for Adnexus to exercise its rights under this Article 11 with respect to such Patents (including seeking, maintaining and enforcing all Regulatory Exclusivity Periods) without BMS’

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involvement (unless any such granting of rights or assignment is prohibited by such court or government order or decree). In the event of such grant of rights (including assignment) with respect to any such Patents, such Patents shall continue to be treated as BMS Enforcement Patents and shall otherwise continue to be subject to all of the terms and conditions of the Agreement in the same way as the other BMS Enforcement Patents.
     (h) Notification of Patent Certification. ATI shall notify and provide BMS with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of an ATI Patent licensed hereunder pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a Third Party, and any foreign equivalent thereof, with respect to a Licensed Product. Such notification and copies shall be provided to BMS by ATI as soon as practicable and at least within five (5) calendar days after ATI receives such certification, and shall be sent by facsimile and overnight courier to the address set forth below:
Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 & Province Line Road
Princeton, New Jersey 08543-4000
Attention: Vice President and Chief Intellectual Property Counsel
Telephone: 609-252-4825
Facsimile: 609-252-7884
BMS hereby agrees to a like provision with respect to Reverted Compounds and Patents subject to the exclusive grant in Section 8.2 (with notice to ATI as provided in Section 18.6).
   11.2 Defense of Third Party Claims. If a claim is brought by a Third Party that any activity related to work performed by a Party in connection with a Program infringes the intellectual property rights of such Third Party, each Party shall give prompt written notice to the other Party of such claim, and following such notification, the Parties shall confer on how to respond.
   11.3 Copyright Registrations. Copyrights and copyright registrations on copyrightable subject matter shall be filed, prosecuted, defended, and maintained, and the Parties shall have the right to pursue infringers of any copyrights owned or Controlled by it, in substantially the same manner as the Parties have allocated such responsibilities, and the expenses therefor, for patent rights under this Article 11.
   11.4 Patent Marking. BMS shall mark, and shall cause all of its Affiliates, Sublicensees and Distributors to mark, all Licensed Products, or their containers, in accordance with all applicable patent-marking laws in all countries with respect to any Patents within the ATI Patents, and with such Patent marking shall indicate that the ATI Patents are licensed from ATI.
ARTICLE — 12 COMPLAINTS AND ADVERSE EVENT REPORTING
   12.1 Adverse Event Reporting.
Each Party shall agree to provide the other Party with all information available to such Party that such other Party may reasonably require to comply with its pharmacovigilance responsibilities

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under Applicable Law, including notice of any Adverse Drug Experiences from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical trials and commercial experiences with Licensed Compound or Licensed Product, whether by such Party, its Affiliates, and for BMS, its Distributors and Sublicensees, and for ATI, its Third Party licensees. “Adverse Drug Experience” shall mean (a) any finding from tests in laboratory animals or in vitro studies that suggests a significant risk for human subjects including reports of mutagenicity, teratogenicity or carcinogenicity and (b) any undesirable, untoward or noxious event or experience associated with the clinical, commercial or other use, or occurring following administration, of Licensed Compound or Licensed Product in humans, occurring at any dose, whether expected or unexpected and whether considered related or unrelated to Licensed Compound or Licensed Product, including such an event or experience as occurs in the course of the use of Licensed Compound or Licensed Product in professional practice, in a clinical trial, from overdose, whether accidental or intentional, from abuse, from withdrawal or from a failure of expected pharmacological or biological therapeutic action of Licensed Compound or Licensed Product, and including those events or experiences that are required to be reported to the FDA under 21 C.F.R. Sections 312.32 or 314.80, or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States.
   12.2 Pharmacovigilance Agreement. Subject to the terms of this Agreement, and within three (3) months of the date when BMS has approved transition of a Licensed Compound into exploratory development with respect to a Program, BMS and ATI (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities the Parties shall employ to protect patients and promote their well-being in a written Agreement (hereafter referred to as the “Pharmacovigilance Agreement”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Licensed Compound or Licensed Product. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and national regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement (as the Parties may agree to modify it from time to time) and to cause its Affiliates and Sublicensees to comply with such obligations.
ARTICLE — 13 PRODUCT RECALLS
     In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Licensed Product, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of or desiring such recall or similar action shall, within twenty-four (24) hours, advise the other Party thereof by telephone (and confirmed by email or facsimile), email or facsimile. BMS shall have the sole right to decide, in its discretion, whether to conduct a recall, at its sole expense, of a Licensed Product, and the manner in which any such recall shall be conducted.

Strategic Alliance and Collaboration Agreement
ARTICLE — 14 CONFIDENTIAL INFORMATION AND PUBLICITY
   14.1 Confidentiality.
     (a) Definition. For purposes of this Agreement, “Confidential Information” shall mean (i) all tangible materials (including all Adnectin-containing molecules and other biologicals and Materials), and (ii) all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked or identified as confidential or proprietary, which are transferred, disclosed or made available by or at the request of either Party to the other, including: Know-How, Patents, Clinical Data, Non-Clinical Data and Regulatory Documentation and the identity of Collaboration Targets, Licensed Compounds, Licensed Products and Product Forms hereunder. For clarity, Clinical Data and Non-Clinical Data generated in connection with this Agreement, and Regulatory Documentation and the identity of Collaboration Targets and Product Forms hereunder, shall be considered Confidential Information of BMS, except to the extent that ATI may use such Non-Clinical Data for Patents purposes pursuant to Section 14.1(d)(ii).
     (b) Restrictions. Except as expressly provided herein, each of the Parties agrees that, for itself and its Affiliates, and for as long as this Agreement is in effect and for a period of ten (10) years thereafter, a Party and its Affiliates (the “Receiving Party”) receiving or possessing Confidential Information of the other Party or its Affiliates (the “Disclosing Party”) shall (i) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (ii) not use such Confidential Information for any purpose except those licensed or otherwise authorized or permitted by this Agreement.
     (c) Exceptions. The obligations in Section 14.1(b) shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:
               (i) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;
               (ii) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;
               (iii) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;
               (iv) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, in each case without breach of an obligation of confidentiality under this Agreement by the Receiving Party; or
               (v) has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party, as evidenced by contemporaneous written records.

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     (d) Authorized Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
               (i) by either Party in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;
               (ii) by either Party, in connection with prosecuting or defending litigation, Regulatory Documentation, and filing, prosecuting and enforcing Patents in connection with a Party’s rights and obligations pursuant to this Agreement;
               (iii) by ATI in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Third Party licensees) subject to redaction of financial terms, the identity of Targets or Product Forms and the Research Plan, permitted acquirers or assignees under Section 18.1, investment bankers, investors, lenders, and their and each of ATI and its Affiliates’ respective directors, employees, contractors and agents; and
               (iv) by BMS in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Third Party licensees), permitted acquirers or assignees under Section 18.1, permitted subcontractors, and their and BMS and its Affiliates’ respective directors, employees, contractors and agents, provided that (1) with respect to Section 14.1(d)(i) or 14.1(d)(ii), where reasonably possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to Sections 14.1(d)(iii) or 14.1(d)(iv), each of those named people and entities must be bound prior to disclosure by confidentiality and non-use restrictions at least as restrictive as those contained in this Article 14 (other than investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality), but in no case shall Confidential Information created after the Effective Date be disclosed to a competitor with reference to the Target or to the fact that the data was created under this Agreement.
   14.2 Terms of this Agreement; Publicity.
     (a) Restrictions. The Parties agree that the terms of this Agreement shall be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Sections 14.1(c) and 14.1(d) (including clause (iii) and (iv) thereof). Each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party not to be unreasonably withheld (or as such consent may be obtained in accordance with Section 14.2(b)), or as permitted by Section 14.1(c) or 14.1(d) (including clause (iii) and (iv) thereof).

Strategic Alliance and Collaboration Agreement
     (b) Review. In the event either Party (the “Issuing Party”) desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party shall provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”). The Reviewing Party shall have seven (7) calendar days to provide any comments on such Release, and if the Receiving Party fails to provide any comments during such three-day period, the Reviewing Party shall be deemed to have consented to the issuance of such Release. If the Receiving Party provides any comments, the Parties shall consult on the such Release and work in good faith to prepare a mutually acceptable Release. Either Party may subsequently publicly disclose any information previously contained in any Release so consented to; provided that subsequent descriptions and characterizations (including oral statements where applicable) are consistent with those that were previously agreed by the Parties (i.e. extrapolations or conclusions that were not contained in a Release may not be subsequently disclosed by a Party).
     (c) Joint Press Release. The Parties agree to issue the joint press release on Exhibit G promptly following the Effective Date.
   14.3 Publications.
     (a) Except as required by Applicable Law (in which case the terms and conditions of Section 14.1(d) shall apply), each Party agrees that it shall not publish or present the results of studies or clinical trials carried out by such Party as part of a Program without the opportunity for prior review by the other Party; provided, however, that BMS may publish or present the results of Clinical Studies with respect to Licensed Compound(s) and/or Licensed Product(s) without prior review by ATI and as long as ATI is acknowledged in its contributions, including, as appropriate, generation of the Licensed Compound(s) and/or Licensed Product(s), and authorship (to be determined by customary means). In addition, BMS when reasonably practicable will acknowledge in the appropriate format that a Licensed Compound in Clinical Studies contains an Adnectin that was generated by ATI.
     (b) Subject to the limitation set forth in the proviso to paragraph (a) above, each Party shall provide to the other Party the opportunity to review any of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) which directly relate to the Program and describe activities performed in connection with the Program at least thirty (30) calendar days prior to their intended submission for publication, and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time beyond such thirty (30) calendar day period to seek appropriate patent protection (in accordance with, and subject to, Article 10) for any material in such publication or presentation which it reasonably believes is patentable. Once such abstracts, manuscripts or presentations have been reviewed by each Party and have been approved for publication, the same abstracts, manuscripts or presentations do not have to be provided again to the other Party for review for a later submission for publication. Expedited reviews for abstracts or poster presentations may be arranged if mutually agreeable to the Parties. Each Party also shall have the right to require in its sole discretion that Confidential Information that would be disclosed in any such proposed publication be deleted prior to such publication.

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   14.4 Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreements, provided that all “Confidential Information” disclosed or received by the Parties under either of the Confidentiality Agreements shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.
ARTICLE — 15 WARRANTIES; LIMITATIONS OF LIABILITY: INDEMNIFICATION
   15.1 Representations and Warranties.
     (a) Each Party represents and warrants to the other as of the Effective Date that (i) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; and (iii) its execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.
     (b) During the Term, each Party shall use commercially reasonable efforts to maintain (but without an obligation to renew) and not to breach any agreements with Third Parties that provide a grant of rights from such Third Party to a Party that are Controlled by such Party and are licensed or become subject to a license from such Party to the other Party under Article 8 or Section 17.5 (as applicable). Each Party agrees to provide promptly the other Party with notice of any such alleged breach or obligation to renew. As of the Effective Date, ATI is in compliance in all material respects with any aforementioned agreements with Third Parties.
     (c) ATI represents and warrants to BMS as of the Effective Date that it: (i) has full legal or beneficial title to the ATI Patents and PROfusion Patents that are not in-licensed to ATI that are licensed to BMS under this Agreement; (ii) has no Knowledge as of the Effective Date of claims to inventorship by persons not already listed as inventors with respect to such Patents; (iii) has the ability to grant the licenses contained in or required by this Agreement on the terms set forth herein (e.g., exclusive or non-exclusive and/or with the right to sublicense where applicable); and (iv) is not currently subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to the other Party such licenses or the right to exercise its rights hereunder.
     (d) ATI represents and warrants to BMS that, to its Knowledge as of the Effective Date, all fees required to maintain the issued ATI Patents set forth in the Schedules to this Agreement have been paid to date.
     (e) ATI represents and warrants to BMS that: (i) it has not granted as of the Effective Date, and covenants that it shall not grant after the Effective Date and during the Term, any right, license or interest in or to, or an option to acquire any of the foregoing with respect to, the intellectual property rights licensed to BMS hereunder that is in conflict with the rights or licenses granted or to be granted to BMS under this Agreement; and (ii) as of the Effective Date,

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it has not granted any lien, security interest or other encumbrance (excluding any licenses) with respect to any of the intellectual property rights licensed to BMS hereunder that would that would impair BMS’ rights under this Agreement, or permitted such a lien, security interest or other encumbrance (excluding any permitted licenses) to attach to the intellectual property rights licensed to the other Party hereunder.
     (f) To ATI’s Knowledge as of the Effective Date, ATI represents and warrants to BMS that no for-profit Third Party has infringed any of the Patents that ATI is licensing to BMS within the scope of the license in Section 8.1.
     (g) ATI represents and warrants that the balance sheet of ATI, in the form disclosed to BMS on February 12, 2007, is the last regularly prepared balance sheet of ATI for purposes of determining ATI’s net assets under the HSR Act, and that to ATI’s Knowledge as of the Effective Date, such balance sheet is true and accurate.
   15.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER BMS NOR ATI MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, TITLE, NONINFRINGEMENT, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.
   15.3 No Consequential Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 15.3 SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 15.5.
   15.4 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates and Third Party contractors provided, however, that each Party shall remain responsible and liable for the performance by its Affiliates and Third Party contractors and shall cause its Affiliates and Third Party contractors to comply with the provisions of this Agreement in connection therewith.
   15.5 Indemnification.
     (a) Indemnification of ATI. BMS shall indemnify ATI, its Affiliates and their respective directors, officers, employees, Third Party licensors and agents, and their respective successors, heirs and assigns, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of non-Affiliated Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (i) the material breach by BMS of any term of this Agreement; (ii) any gross negligence or willful misconduct on the part of BMS in performing its obligations under this Agreement; or (iii) the Development or Commercialization by BMS or any of its Affiliates, Sublicensees or Distributors of the Licensed Compound(s) or the Licensed Product(s), including

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any such Third Party Claims relating to any alleged infringement or misappropriation of Patents or other intellectual property rights, except in each case for those Losses as to which ATI has an obligation to indemnify BMS pursuant to Section 15.5(b), as to which Losses each Party shall indemnify the other to the extent of their respective liability; provided, however, that BMS shall not be obligated to indemnify ATI for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of ATI or any of its Affiliates or Third Party licensees.
     (b) Indemnification of BMS. ATI shall indemnify BMS, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns, and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (i) the material breach by ATI of any term of this Agreement; (ii) any [**] with respect to activities conducted by BMS in furtherance of the Programs pursuant to the Research Plan occurring after the Effective Date but before BMS and [**], provided that BMS [**]; or (iii) any gross negligence or willful misconduct on the part of ATI in performing its obligations under this Agreement, except in each case for those Losses for which BMS has an obligation to indemnify ATI pursuant to Section 15.5(a), as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses; provided, however, that ATI shall not be obligated to indemnify BMS for any Losses to the extent that such Losses arise as a result of gross negligence or willful misconduct on the part of BMS or any of its Affiliates, Sublicensees or Distributors.
     (c) Notice of Claim. All indemnification claims provided for in Sections 15.5(a) and 15.5(b) shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 15.5(a) or 15.5(b), but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.
     (d) Defense, Settlement, Cooperation and Expenses.
          (i) Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) calendar days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in

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connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 15.5(d)(ii), the indemnifying Party shall be liable to the Indemnified Party for eighty percent (80%) of legal costs or expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party Claims incurred by the indemnifying Party in its defense of the Third Party Claim.
          (ii) Right to Participate in Defense. Without limiting Section 15.5(d)(i), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at twenty percent (20%) of the Indemnified Party’s own cost and expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 15.5(d)(i) (in which case the Indemnified Party shall control the defense) or (iii) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles in which case the indemnifying Party shall assume one hundred percent (100%) of any such costs and expenses of counsel for the Indemnified Party.
          (iii) Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 15.5(d)(i), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld.
          (iv) Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences,

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discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.
          (v) Costs and Expenses. Except as provided above in this Section 15.5(d), the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
   15.6 Insurance. Each Party shall maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the U.S. pharmaceutical industry for the activities to be conducted by such Party under this Agreement (the “Coverage”), provided that, if ATI exercises its Co-Promote Option with respect to one or more Licensed Products, upon Launch of the first Co-Promotion Product in the United States, ATI shall maintain commercial general liability insurance or a self-insurance program with minimum limits of twenty-five million dollars ($25,000,000) per occurrence and in the aggregate. Subject to the preceding sentence, such liability insurance or self-insurance program shall insure against all types of liability, including personal injury, physical injury or property damage arising out of the manufacture, sale, use, distribution or marketing of a Licensed Product. ATI shall furnish to BMS evidence of such insurance or self insurance, upon request. Such insurance information shall be kept in confidence in the same manner as any other Confidential Information disclosed by one Party to the other hereunder. The coverage limits set forth herein shall not create any limitation on a Party’s liability to the other under this Agreement.
ARTICLE — 16 REVERSION RIGHTS FOR DILIGENCE FAILURES
   16.1 General. ATI shall have reversion rights with respect to Programs and Licensed Compounds and Licensed Products as provided in this Article 16.
   16.2 Reversion.
     (a) Development. ATI shall have reversion rights, on a Program-by-Program basis, prior to the First Commercial Sale of Licensed Product from such Program, at ATI’s sole discretion, in the event that BMS fails to use Commercially Reasonable Efforts to Develop at least one Licensed Compound for such Program in violation of Section 4.3(a) or 4.3(c), provided that BMS has not exercised such Commercially Reasonable Efforts within three (3) months following

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written notice by ATI to BMS specifying the nature of such failure. Reversion under this Section 16.2(a) shall apply to all Licensed Compounds in Development under such Program.
     (b) Commercialization. ATI shall have reversion rights, on a Licensed Product-by-Licensed Product basis and country-by-country basis, at ATI’s sole discretion, in the event that BMS fails to use Commercially Reasonable Efforts to Commercialize such Licensed Product after its First Commercial Sale in violation of Section 7.1(b), provided that BMS has not exercised such Commercially Reasonable Efforts for the applicable Licensed Product in the applicable country or countries within three (3) months following written notice by ATI to BMS specifying the nature of such failure. Reversion under this Section 16.2(b) shall apply to all Licensed Products containing the same Licensed Compound, but only for the affected country or countries, provided however, that if the failure relates to three or more Major Market Countries, then reversion shall apply to all countries in Europe.
     (c) Consequences of Reversion. Upon ATI’s exercise of its reversion rights under Section 16.2(a) or 16.2(b), then the consequences set forth in Sections 17.5(a) and for the affected Program, Licensed Compounds and Licensed Products shall apply as provided therein as if ATI had terminated such Program.
ARTICLE — 17 TERM, TERMINATION AND SURVIVAL
   17.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue on a Licensed Compound-by-Licensed Compound and corresponding Licensed Products-by-Licensed Products, and country-by-country basis, until there are no more payments owed ATI on such Licensed Compound and corresponding Licensed Products in such country (the longest such period of time for any such Licensed Compound and corresponding Licensed Products hereunder, the “Term”). Upon there being no more such payments hereunder for any such Licensed Compound and corresponding Licensed Products in such country, the license grants contained in Section 8.1 for Commercialization thereof, shall become fully paid up with respect to such Licensed Compound, and Licensed Products containing such Licensed Compound, in such country.
   17.2 Termination by ATI.
     (a) Breach. In the event of any material breach by BMS of any terms and conditions of this Agreement (other than failure to use Commercially Reasonable Efforts to Develop or Commercialize Licensed Compounds or Licensed Products as provided in Sections 4.3(a), 4.3(c) and 7.1(b), which is addressed by Article 16, ATI shall have the right, at ATI’s sole discretion:
          (i) if prior to the First Commercial Sale of a Licensed Product from a Program, to terminate on a Program-by-Program basis, the Program to which such material breach primarily relates; and
          (ii) if after the First Commercial Sale of a Licensed Product hereunder, to terminate on a Licensed Product-by-Licensed Product and on a country-by-country basis, the Licensed Product to which such material breach primarily relates;

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provided that such breach has not been cured within ninety (90) calendar days after such notice thereof is given by ATI to BMS specifying the nature of the alleged breach, provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within thirty (30) calendar days after written notice thereof is given by ATI to BMS.
   17.3 Termination by BMS.
     (a) Breach. BMS shall have the right to terminate this Agreement in full, at BMS’ sole discretion, upon delivery of written notice to ATI in the event of any material breach by ATI of any terms and conditions of this Agreement, provided that such breach has not been cured within ninety (90) calendar days after written notice thereof is given by ATI to BMS specifying the nature of the alleged breach.
     (b) Termination by BMS for Strategic Reasons. If BMS reasonably determines that it is not feasible for BMS to pursue the Development or Commercialization of one or more Licensed Products in any given country(ies) due to a scientific, technical, regulatory or commercial reason, including (i) safety or efficacy reasons, or (ii) reasons relating to the present or future marketability or profitability of such Licensed Product(s) in such country(ies), which renders the Commercialization of such Licensed Product(s) in such country(ies) no longer commercially practicable for BMS, then BMS may terminate this Agreement, on a Program-by-Program, Licensed Product-by-Licensed Product and/or country-by-country basis, upon one hundred and twenty (120) calendar days’ prior written notice to ATI; provided that, if such termination relates to three or more Major Market Countries, then termination shall apply to all countries in Europe; and provided further that notwithstanding the termination by BMS of one or more Programs prior to the third anniversary of the Effective Date, BMS shall, in any case, pay ATI the amounts that would otherwise have been owed by BMS to ATI under Section 9.2(b) corresponding to BMS’ minimum FTE commitment.
17.4 Termination by Either Party.
     (a) Termination Upon Bankruptcy.
          (i) Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) calendar days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.
          (ii) All rights and licenses granted under or pursuant to this Agreement by BMS or ATI or their Affiliates are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties and their respective

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Affiliates, Sublicensees and Third Party licensees, as (sub)licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code and any foreign counterparts thereto.
   17.5 Effects of Termination.
     (a) Generally. Upon termination by either Party under Sections 17.2, 17.3 or 17.4 of this Agreement either in full or with respect to one or more applicable Programs, Licensed Compounds, Licensed Products or countries pursuant to the applicable Section (all such terminated Programs, Licensed Compounds, Licensed Products, Adnectins related thereto, and countries, the “Terminated Rights”, with the rights and obligations of the Parties as to the remaining Programs, Licensed Compounds, Licensed Products, countries and Adnectins related thereto, in which termination under the applicable Section has not yet occurred, being unaffected by such termination):
          (i) All rights and licenses granted by ATI to BMS in Section 8.1 shall terminate with respect to the Terminated Rights, all rights of BMS under the ATI Patents, ATI Know-How and ATI Regulatory Data with respect to the Terminated Rights shall revert to ATI, BMS and its Affiliates shall cease all use of same, and all of the exclusivity and covenants by ATI contained in Section 8.3 with respect to the Terminated Rights shall terminate. BMS and its Affiliates and Sublicensees shall cease all Development and Commercialization of any Licensed Compound, Licensed Product or any Adnectin used as part of a Program, and all other Program-related activities, in each case within the Terminated Rights, from the effective date of such termination and for at least five (5) years thereafter.
          (ii) BMS hereby consents and grants to ATI the right to access and reference (without any further action required on the part of BMS, whose authorization to file this consent with any Regulatory Authority is hereby granted), for any regulatory or other use or purpose, all BMS Regulatory Data, Clinical Data and Non-Clinical Data, Regulatory Documentation (including all INDs and Regulatory Approvals) and other documents relating to or necessary to further Develop, Manufacture and Commercialize all Licensed Compounds and Licensed Products within the Terminated Rights, and to advance all Programs within the Terminated Rights, as such data and documents exist as of the effective date of such termination (including all related completed and ongoing Clinical Studies), and BMS shall provide copies of same to ATI upon its request.

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          (iii) BMS shall grant to ATI and its Affiliates, and ATI and its Affiliates shall automatically have, a worldwide, perpetual and irrevocable, nontransferable (except in connection with a permitted assignment of this Agreement in accordance with Section 18.1), license, with the right to grant sublicenses through multiple tiers, under Know-How and Patents that cover Inventions and that are owned or otherwise Controlled by BMS and its Affiliates and Sublicensees relating to any of the Terminated Rights, effective only as of and after the effective date of such termination, (A) exclusively, solely where and to the extent reasonably necessary for clinically Developing and Commercializing any such Licensed Compound and Licensed Product within the Terminated Rights, and Adnectins contained therein, (B) nonexclusively, solely where and to the extent reasonably necessary for Manufacturing any such Licensed Compound and Licensed Product and Adnectins, and (C) nonexclusively, solely where and to the extent otherwise reasonably necessary to pre-clinically Develop the Programs within the Terminated Rights. The following shall apply to such license:
               (1) The Patents so licensed shall be subject to the rights and obligations set forth in Article 10 and Article 11.
               (2) If BMS has in-licensed from a Third Party Patents and such Third Party Patents are sublicensed to ATI pursuant to such license and used by ATI or any of its Affiliates or Sublicensees in a manner that generates a royalty obligation for BMS on the terms under which BMS took a license to such Third Party Patents, ATI shall reimburse BMS for any payments that BMS is obligated in writing to pay such Third Party that results from ATI’s use of such sublicensed Third Party Patent.
               (3) The license to Manufacture shall be worldwide and shall not be limited to the countries terminated hereunder.
               (4) BMS and ATI shall promptly meet, over a sixty (60) day period, to negotiate in good faith the commercially reasonable terms of a license agreement to such Reverted Compounds, including: (1) the licenses described in this Section 17.5(a)(iii); (2) a royalty to BMS of [**] percent ([**]%) of the net sales of a Reverted Compound if such transfer is made after the commencement of a Phase 1 Study and prior to the commencement of a Phase 2 Study with respect to such Reverted Compound, and [**] percent ([**]%) of the net sales of a Reverted Compound if such transfer is made subsequent to the commencement of a Phase 2 Study with respect to such Reverted Compound, provided that there shall be no royalty due to BMS in the event that such license is the result of a termination by ATI due to a material breach by BMS; and (3) other customary terms and provisions, including terms and provisions relating to the royalty term, diligence, audit rights, and intellectual property maintenance and enforcement, in each case substantially similar to the terms of this Agreement (including Sections 9.4(b) and 9.4(c)).
          (iv) BMS shall assign (or, if applicable, cause its Affiliates or Sublicensees or Distributors to assign) to ATI all of BMS’ (and such Affiliates’, Sublicensees’ and Distributors’) right, title and interest in and to any registered or unregistered Trademarks or internet domain names that are specific to Licensed Compounds and Licensed Products within the Terminated Rights in the countries within the Terminated Rights (it being understood that the foregoing shall

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not include any Trademarks or internet domain names that contain the corporate or business name(s) of BMS).
          (v) Should BMS or any of its Affiliates or Sublicensees have any inventory of Licensed Compounds or Licensed Products within the Terminated Rights, or any Adnectins or other components contained therein, suitable for use in Clinical Studies, BMS shall offer to sell such Licensed Compounds or Licensed Products or Adnectins to ATI at BMS’ fully-burdened cost (but ATI shall be under no obligation to purchase same unless it agrees to do so in writing at such time).
          (vi) For clarity, to the extent that the Terminated Rights only apply to certain countries, the foregoing Sections 17.5(a)(i) through 17.5(a)(v) shall apply only to those countries, as applicable.
          (vii) Exception for Termination for Safety Reasons. The licenses granted to ATI under this Section 17.5 shall be of no force or effect with respect to any given Licensed Compound(s) or Licensed Product(s) where BMS’ termination of pre-clinical development, clinical development and/or commercialization of such Licensed Compound(s) or Licensed Product(s) was due to Safety Reasons. For purposes of this Section 17.5(a)(vii), “Safety Reasons” means it is BMS’ or any of its Affiliates’ or Sublicensee’s reasonable belief that there is an unacceptable risk for harm in humans based upon: (a) pre-clinical safety data, including data from animal toxicology studies; or (b) the observation of serious adverse effects in humans after a Licensed Compound or Licensed Product has been administered to or taken by humans, such as during a clinical trial or after the launch of a Licensed Product, but without reference to any other development or marketed product opportunities. BMS shall provide ATI with all relevant data for such terminated Licensed Compound or Licensed Product but shall not be obligated to provide ATI with any rights of reference to any regulatory documents/filings relating to such terminated such Licensed Compound or Licensed Product.
     (b) Scope of Termination. Except as otherwise expressly provided herein, termination of this Agreement shall be as to all countries worldwide, all Programs and all Licensed Compounds and Licensed Products.
   17.6 Survival. The following provisions shall survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections 4.6, 8.2, 8.4, 8.8, 8.9, 9.3, 9.4, 9.5 (to the extent any payments are owed post-Term, plus the audit and record rights in Section 9.5(c) for the time period specified therein), 9.6, 10.1, 11.1(a), 11.1(c), 11.1(e), 11.1(g), the last sentence of Section 11.1(h), 11.2, 11.3 (to the extent the foregoing provisions of Article 11 survive), 17.1, 17.4(a)(ii), 17.5 and 17.6, and Articles 1, 14 (other than Section 14.3), 15 (other than Section 15.1) and 18. In addition, after the Term, (i) Section 10.3(b) and 10.3(f) shall continue to apply to all Joint Invention Patents, (ii) Sections 10.3(c) and 10.3(g) shall continue to apply with respect to those Patents that are subject to the licenses to ATI contained in Section 8.2 or 17.5, and (iii) Sections 10.3(i), 10.3(j) and 10.3(k) shall continue to apply to activities conducted pursuant to those surviving Sections. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights

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and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations shall terminate upon expiration of this Agreement.
ARTICLE — 18 GENERAL PROVISIONS
   18.1 Assignment. Neither Party may assign this Agreement, delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, except as otherwise expressly permitted hereunder or without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that each Party may assign this Agreement as a whole without such consent to an Affiliate or in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of such Party or of that part of such Party’s business to which this Agreement relates, provided that such Party provides written notice to the other Party of such assignment and the assignee thereof agrees in writing within a reasonable period of time to be bound as such Party hereunder. Any assignment, delegation or transfer in violation of this Section 18.1 shall be void. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties.
   18.2 Change of Control of ATI.
     (a) Consequences for IP. Notwithstanding anything to the contrary herein, no Know-How, Materials, Clinical Data, Non-Clinical Data, Patents or other intellectual property rights not Controlled by ATI or any of its Affiliates prior to a Change of Control of ATI shall be Controlled for purposes of this Agreement after such Change of Control, other than (i) Collaboration Patents and Know-How no matter when Controlled, (ii) any Patent that is filed subsequent to a Change of Control within twelve (12) months that covers an invention made prior to such Change of Control, and (iii) any Patent that claims priority, directly or indirectly, to any other Patent first Controlled before the Change of Control shall be Controlled thereafter no matter when such Patent is filed or issued. For clarity, BMS’ licenses to Know-How, Materials, Clinical Data, Non-Clinical Data, Patents or other intellectual property rights that were Controlled by ATI or any of its Affiliates prior to a Change of Control of ATI shall remain in full force and effect subsequent to any such Change of Control of ATI.
     (b) Technology Transfer in the Event of Material Breach. In the event that, subsequent to a Change of Control of ATI, ATI materially breaches its obligations to BMS with respect to ATI’s prescribed activities under one or more Research Plans, then BMS shall have the right to receive a technology transfer with respect to any ATI Know-How and/or Materials Controlled by ATI that are necessary or reasonably useful for BMS to perform the activities otherwise assigned to ATI with respect to such Research Plan(s). BMS’ rights under this Section 18.2(b) shall be limited to the performance of such activities that are necessary or reasonably useful for, and solely for the purposes originally licensed hereunder to, BMS to enjoy the benefit of the licenses granted hereunder with respect to the Programs and Licensed Compounds and Licensed Products arising therefrom, and any Materials or ATI Know-How transferred pursuant to this Section 18.2(b) shall be used solely for such purpose. BMS shall be entitled to seek specific performance with respect to the remedy described in this Section 18.2(b) as set forth in Section 18.11, and ATI hereby stipulates to the fairness and reasonableness of such a remedy and covenants not to allege or assert, nor to allow any of its Affiliates to assert, nor further to cause

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or support any other Third Parties to assert, that such remedy is inappropriate or unenforceable or illegal in any way. BMS hereby agrees that the term “Discovery Term” for purposes of Sections 8.2 and 10.1(e) shall include any period of time during which BMS uses any such transferred Materials or ATI Know-How.
     (c) Specific Definitions. For the purposes of this Agreement, (1) “Change of Control” of ATI means that during the Term (i) ATI shall have become an Affiliate of an entity that is a Drug Company, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of ATI shall have occurred to a Drug Company, or (iii) any Drug Company (whether individually or as part of a group) shall have become the owner, directly or indirectly, of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors of ATI, and (2) “Drug Company” means any entity that conducts any research and/or development, activities, or that manufactures, promotes, markets, distributes and/or sells any products, in the biotechnology or pharmaceutical industry.
   18.3 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than any obligation to pay monies hereunder) if, but only to the extent that, such failure or delay results from causes beyond the reasonable control of the affected Party, potentially including fire, floods (including El Niño), embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, mass pandemics, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party; provided that the Party affected shall promptly notify the other of the force majeure condition and shall exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.
   18.4 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
   18.5 Amendment; Waiver. This Agreement may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other shall be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

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   18.6 Notices. Except as otherwise provided herein, all notices under this Agreement shall be sent by certified mail or by overnight courier service, postage prepaid, to the following addresses of the respective Parties:

If to ATI, to:	Adnexus Therapeutics, Inc.
100 Beaver Street
Waltham, Massachusetts 02453
Attention: Chief Executive Officer
Facsimile: (781) 891-3796

With a required copy to:	Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: Kingsley L. Taft, Esq.
Facsimile: (617) 523-1231

If to BMS, to:	Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Senior Vice President, Corporate and Business Development
Phone: 609-252-3413
Fax: 609-252-6880

With a required copy to:	Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Vice President and Senior Counsel, Corporate and Business Development
Phone: 609-252-5328
Fax: 609-252-4232
or to such address as each Party may hereafter designate by notice to the other Party. A notice shall be deemed to have been given on the date it is received by all required recipients for the noticed Party.
   18.7 Dispute Resolution.
     (a) Process. Except with respect to any matters under (i) the purview of the JRC and thus subject to Section 3.1, or (ii) matters arising under Section 2.3 or Articles 10, 11 or 14 of this Agreement, in the event of any dispute or other claim or controversy arising out of or relating to the rights, obligations and remedies of the Parties arising out of this Agreement, either Party may refer such dispute to the Senior VP of Drug Discovery of BMS and the Chief Executive Officer of ATI, or their respective designee(s) (who shall be a senior executive(s)), who shall, as soon as practicable, attempt in good faith to resolve such dispute, claim or controversy. If such dispute,

Strategic Alliance and Collaboration Agreement
claim or controversy is not resolved within sixty (60) calendar days of the date of initial referral of the matter to such senior executives, either Party may submit the dispute to a court of competent jurisdiction.
     (b) Scientific Disputes. With respect to any dispute arising out of Section 2.3 or 2.4 (i.e. as to whether a [**] or as to whether a Target is a Substitution Target, Oncology Related or an ATI Target), that is not resolved internally by the JRC or the Parties must be finally resolved through binding arbitration by JAMS (formerly, the Judicial Arbitration and Mediation Service) (“JAMS”) in accordance with its Streamlined Arbitration Rules and Procedures in effect at the time the dispute arises, except as modified in this Agreement and applying the substantive law specified in Section 18.8. Either Party may initiate arbitration under this Section 18.7(b) by written notice to the other Party of its intention to arbitrate, and such notice shall specify in reasonable detail the nature of the dispute. For each arbitration: (A) each Party shall submit to the arbitrator its proposal for resolving such dispute, such proposal based on the applicable scientific factors, and shall provide a copy of such proposal to the other Party; (B) each Party may, within fifteen (15) calendar days of receipt of the other Party’s proposal, provide a rebuttal to such other Party’s proposal to the arbitrator (which rebuttal shall be limited to responding to arguments or scientific evidence presented in such other Party’s proposal), and shall provide a copy of such rebuttal to the other Party; (C) the arbitrator shall select the proposal that is the most scientifically reasonable; and (D) such proposal shall become effective. Notwithstanding anything to the contrary, the arbitrators will not have the ability to change the terms of either Party’s proposal. The determination of the arbitrator shall be final. The arbitration proceedings shall be conducted in such location as determined by the arbitrator. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each Party shall bear its own attorneys’ fees and associated costs and expenses.
     (c) Equitable Relief. Notwithstanding the dispute resolution process set forth in Section 18.7(a), in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in a court of competent jurisdiction, without submitting to such dispute resolution process if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the dispute resolution process.
     (d) Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the dispute resolution process set forth in Section 18.7(a) is pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.
   18.8 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law provisions, provided that any dispute relating to the scope, validity, enforceability or infringement of any Patents or Know-How shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patents or Know-How apply.
   18.9 Jurisdiction. To the extent any dispute cannot be resolved in accordance with Section 18.7, and for all matters other than those arising under Articles 10 or 11, the Parties

Strategic Alliance and Collaboration Agreement
hereby irrevocably consent to the non-exclusive jurisdiction and venue of any state or federal court sitting in the metropolitan area of New York, New York, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court, and each of the Parties consents to the jurisdiction and venue of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties.
     18.10 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.
     18.11 Cumulative Remedies; Irreparable Harm. All rights and remedies of the Parties hereunder shall be cumulative and in addition to all other rights and remedies provided hereunder or available by agreement, at law or otherwise. Each Party acknowledges that money damages alone shall not adequately compensate the other Party for breach of any of covenants and agreements of the Party herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the other Party, at law, in equity or otherwise, the other Party shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.
     18.12 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute BMS and ATI as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder (except for ATI Indemnitees and BMS Indemnitees for purposes of Section 15.5).
     18.13 Entire Agreement. This Agreement (along with the Exhibits) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, including the Confidentiality Agreements, whether oral or written, between the Parties with respect to the subject matter hereof.
     18.14 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.
     18.15 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

Strategic Alliance and Collaboration Agreement
     18.16 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Articles, Sections, Schedules and Exhibits in this Agreement are to Articles, Sections, Schedules and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.1 would be part of “Article 2”, and references to “Section 2.4” would also refer to material contained in the subsection described as “Section 2.4(a)”)
     18.17 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.
[Remainder of this Page Intentionally Left Blank]

Strategic Alliance and Collaboration Agreement
     IN WITNESS WHEREOF, the Parties have caused this Strategic Alliance & Collaboration Agreement to be executed by their respective duly authorized officers as of the Effective Date.

Adnexus Therapeutics, Inc.

By:	/s/ John Mendlein

(Signature)

Name:	John Mendlein

Title:	CEO

Date:	February 14, 2007

Bristol-Myers Squibb Company

By:	/s/ Elliott Sigal

(Signature)

Name:	Elliott Sigal

Title:	Executive Vice President, ESO
President, PRI

Date:	February 14, 2007

Strategic Alliance and Collaboration Agreement
Exhibit A-1
Program One
The Product Form for Program One is a monospecific molecule comprising one or more Adnectins that each bind to [**].
The Product Form for Program One includes one or more Adnectins that each bind to [**]:
     (a) [**]
     (b) [**];
     provided however, in no case does a Product Form include or cover [**].
For illustration purposes, a Licensed Compound for Program One comprises:
     A. [**]
     B. [**]
     C. [**]
     D. [**]
     E. [**];
     provided however, in no case does a Licensed Compound include or cover [**].
The Target of Program One has the amino acid sequence of [**] set forth below [**]:
[**]

Strategic Alliance and Collaboration Agreement
Exhibit A-2
Program Two
The Product Form for Program Two is a bispecific molecule comprising (i) one or more Adnectins that each bind to [**] and (ii) one or more Adnectins that each bind to [**].
The Product Form for Program Two includes one or more Adnectins that each bind to [**] and one or more Adnectins that each bind to [**]:
     (a) [**]
     (b) [**];
     provided however, in no case does a Product Form include or cover [**].
For illustration purposes, a Licensed Compound for Program Two comprises:
     A. [**]
     B. [**]
     C. [**]
     D. [**]
     E. [**]
     F. [**].
     provided however, in no case does a Licensed Compound include or cover [**].
The first Target of Program Two has the amino acid sequence of [**] set forth in Exhibit A-1 [**].
The second Target of Program Two has the amino acid sequence of [**] set forth below [**]:
[**]

Strategic Alliance and Collaboration Agreement
Exhibit A-3
Program Three
The Product Form for Program Three is a monospecific molecule comprising one or more Adnectins that each bind to [**].
The Product Form for Program Three includes one or more Adnectins that each bind to [**]:
     (a) [**]
     (b) [**];
     provided however, in no case does a Licensed Compound include or cover [**].
For illustration purposes, a Licensed Compound for Program Three comprises:
     A. [**]
     B. [**]
     C. [**]
     D. [**]
     E. [**].
     provided however, in no case does a Licensed Compound include or cover [**].
The Target of Program Three has the amino acid sequence of [**] set forth below [**]:
[**]

Strategic Alliance and Collaboration Agreement
Exhibit B
Product Form Definition
The following describes in more detail the definition provided for “Product Form” in Section 1.57.
Product Form shall mean for each Program [**].
The Product Form in the case of [**] shall include [**] as provided in a Program. The Product Form in the case of [**] provided in the Program.
The Product Form in the case of [**] shall include [**] and [**] as provided in a Program. The Product Form in the case of [**] provided in the Program.
The Product Form in the case of [**] shall include [**] as provided in a Program. The Product Form in the case of [**] provided in the Program.
Product Form includes [**]. By way of example, the Product Form [**].

Strategic Alliance and Collaboration Agreement
Exhibit C
PROfusion Patents

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
Family I:

COTH-P60-501 (U.S. Prov.)	60/090970	n/a	CNV	Methods for Generating Highly Diverse Libraries	n/a

COTH-PWO-501 (PCT)	1999US0014776	WO 00/00632	NTL	Methods for Generating Highly Diverse Libraries	1/6/00

COTH-P01-501 (United States)	09/342980	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-P02-501 (United States)	09/434834	U.S. 6,846,655	PAT	Methods for Generating Highly Diverse Libraries	01/25/05

COTH-PAU-501 (Australia)	48470/99	AU0761570B2	PAT	Methods for Generating Highly Diverse Libraries	04/29/03

COTH-PCA-501 (Canada)	2331926	CA2331926AA	PEN	Methods for Generating Highly Diverse Libraries	01/06/00

i

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PCN-501 (China)	998079774	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-PCZ-501 (Czech Republic)	2000-4564		ABD	Methods for Generating Highly Diverse Libraries	06/13/01

COTH-PEP-501 (Europe)	99932081.5	EP1092039A1	PEN	Methods for Generating Highly Diverse Libraries	04/18/01

COTH-PHK-501 (Hong Kong)	01107096.7	1037681	ABD	Methods for Generating Highly Diverse Libraries	02/15/02

COTH-PIL-501 (Israel)	140100	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-PIN-501 (India)	00684/MUM	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-PJP-501 (Japan)	2000-557385	JP2002519038T2	PEN	Methods for Generating Highly Diverse Libraries	07/02/02

COTH-PKR-501 (Korea)	2000-7014838	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-PNO-501 (Norway)	20006675	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PNZ-501 (New Zealand)	508287	NZ508287	PAT	Methods for Generating Highly Diverse Libraries	12/08/03

COTH-PRU-501 (Russia)	2001102509	n/a	ABD	Methods for Generating Highly Diverse Libraries	n/a

COTH-PZA-501 (South Africa)	2000/7261	ZA2000/7261	PAT	Methods for Generating Highly Diverse Libraries	07/31/02

Family II:

COTH-P60-502 (U.S. Prov.)	60/080686	n/a	CNV	Addressable Protein Arrays	n/a

COTH-P01-502 (United States)	09/282734	US 6,537,749	PAT	Addressable Protein Arrays	03/25/03

COTH-P02-502 (United States)	10/348627	US20030143616	ABD	Addressable Protein Arrays	07/31/03

COTH-PWO-502 (PCT)	1999US0007203	WO 99/51773	NTL	Addressable Protein Arrays	10/14/99

COTH-PAU-502 (Australia)	34636/99	n/a	ABD	Addressable Protein Arrays	n/a

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PA1-502 (Australia)	2004200234	n/a	ABD	Addressable Protein Arrays	n/a

COTH-PCA-502 (Canada)	2323638	CA2323638AA	ABD	Addressable Protein Arrays	10/14/99

COTH-PEP-502 (Europe)	99916283.7	1068356	PAT	Addressable Protein Arrays	09/27/06

COTH-PIL-502 (Israel)	138668	n/a	ABD	Addressable Protein Arrays	n/a

COTH-PJP-502 (Japan)	2000-542484	JP2002510505T2	ABD	Addressable Protein Arrays	04/0902

COTH-PTH-502 (Thailand)	049605	n/a	ABD	Addressable Protein Arrays	n/a

COTH-PTW-502 (Taiwan)	88105298	n/a	ABD	Addressable Protein Arrays	n/a

Family III:

COTH-P60-503 (U.S. Prov.)	60/137032	n/a	CNV	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	n/a

COTH-P01-503 (United States)	09/585207	US 6,623,926	PAT	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	9/23/03

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-503 (PCT)	2000US0015077	WO 00/72869	NTL	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	12/7/00

COTH-PAU-503 (Australia)	54555/00	779491	PAT	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	01/27/05

COTH-PCA-503 (Canada)	2000US0015077	WO 00/72869	ABD	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	12/7/00

COTH-PHK-503 (Hong Kong)	02105898.0	n/a	ABD	Methods for Producing 5’-Nucleic Acid-Protein Conjugates	n/a

COTH-PIL-503 (Israel)	146015	n/a	ABD	Methods for Producing 5’-Nucleic Acid-Protein Conjugates	n/a

COTH-PEP-503 (Europe)	00939474.3	EP1187626A1	ABD	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	03/20/02

COTH-PJP-503 (Japan)	2000-620978	JP2003500081T2	ABD	Methods for Producing 5’- Nucleic Acid-Protein Conjugates	01/7/03

COTH-PN1-503 (New Zealand)	530162	n/a	ABD	Methods for Producing 5’-Nucleic Acid-Protein Conjugates	n/a

COTH-PNO-503 (Norway)	20015828	n/a	ABD	Methods for Producing 5’-Nucleic Acid-Protein Conjugates	n/a

v

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PNZ-503 (New Zealand)	514772	n/a	ABD	Methods for Producing 5’-Nucleic Acid-Protein Conjugates	n/a

Family IV:

COTH-P60-504 (U.S. Prov.)	60/096818	n/a	CNV	Methods for Producing Nucleic Acids Lacing 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	n/a

COTH-P01-504 (United States)	09/374962	US 6,312,927	PAT	Methods for Producing Nucleic Acids Lacing 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	11/6/01

COTH-P02-504 (United States)	09/910518	US20020160377A1	ABD	Methods for Producing Nucleic Acids Lacing 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	10/31/02

COTH-P03-504 (United States)	10/646985	US20040086980	ABD	Methods for Producing Nucleic Acids lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	05/06/04

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-504 (PCT)	1999US0018603	WO 00/09737	NTL	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	02/24/00

COTH-PAU-504 (Australia)	54883/99	AU5488399A1	ABD	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	03/06/00

COTH-PA1-504 (Australia)	2004200998	n/a	ABD	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	n/a

COTH-PCA-504 (Canada)	2334946	CA2334946AA	ABD	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	02/24/00

COTH-PEP-504 (Europe)	99941179.6	EP1105516A1	ABD	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	06/13/01

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PJP-504 (Japan)	2000-565171	JP2002522091T2	ABD	Methods for Producing Nucleic Acids Lacking 3’-Untranslated Regions and Optimizing Cellular RNA-Protein Fusion Formation	07/23/02

Family V:

COTH-P60-505 (Provisional)	60/096820	n/a	CNV	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	n/a

COTH-P01-505 (United States)	09/374964	US 6,602,685	PAT	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	08/05/03

COTH-PWO-505 (PCT)	1999US0018600	WO 00/09464	NTL	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	02/24/00

COTH-PAU-505 (Australia)	00/09464	AU0757955B2	PAT	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	07/03/03

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PCA-505 (Canada)	2337490	CA2337490AA	PEN	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	02/24/00

COTH-PEP-505 (Europe)	99948042.9	EP1105360A1	PEN	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	06/13/01

COTH-PJP-505 (Japan)	2000-564919	JP2002522057T2	PEN	Identification of Compound Protein Interactions Using Libraries of Protein-Nucleic Acid Fusion Molecules	07/23/02

Family VI:

COTH-P60-506 (U.S. Prov.)	60/110549	n/a	CNV	DNA Protein Fusion and Uses Thereof	n/a

COTH-P01-506 (United States)	09/453190	US 6,416,950	PAT	DNA Protein Fusion and Uses Thereof	07/09/02

COTH-P02-506 (United States)	10/180819	US20020177158	PEN	DNA Protein Fusion and Uses Thereof	11/28/02

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-506 (PCT)	1999US0028472	WO 00/32823	NTL	DNA Protein Fusion and Uses Thereof	06/08/00

COTH-PAT-506 (Austria)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PAU-506 (Australia)	23509/00	AU0775997B2	PAT	DNA Protein Fusion and Uses Thereof	08/19/04

COTH-PBE-506 (Belgium)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PCA-506 (Canada)	2350417	CA2350417AA	PEN	DNA Protein Fusion and Uses Thereof	06/08/000

COTH-PCH-506 (Czech Republic)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PDE-506 (Germany)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PDK-506 (Denmark)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PEP-506 (Europe)	99967171.2	EP1137812	PAT	DNA Protein Fusion and Uses Thereof	02/21/07

x

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PES-506 (Spain)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PFI-506 (Finland)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PFR-506 (France)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PGB-506 (United Kingdom)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PHK-506 (Hong Kong)	02100680.3	n/a	ABD	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PIE-506 (Ireland)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PIL-506 (Israel)	143238	n/a	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PIN-506 (India)	00549MUM	n/a	ABD	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PIT-506 (Italy)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PJP-506 (Japan)	2000-585454	JP2002531105T2	PEN	DNA Protein Fusion and Uses Thereof	09/24/02

COTH-PKR-506 (Korea)	2001-7006742	n/a	ABD	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PLU-506 (Luxembourg)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PMC-506 (Monaco)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PNL-506 (The Netherlands)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PNO-506 (Norway)	20012735	n/a	ABD	DNA Protein Fusion and Uses Thereof	10/04/01

COTH-PNZ-506 (New Zealand)	511699	NZ0511699A	PAT	DNA Protein Fusion and Uses Thereof	06/09/03

COTH-PPT-506 (Portugal)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PSE-506 (Sweden)	99967171.2	1137812	PEN	DNA Protein Fusion and Uses Thereof	10/04/01

Family VII:

COTH-P60-509 (U.S. Prov.)	09/614264	n/a	CNV	C-Terminal Protein Tagging	n/a

COTH-P01-509 (United States)	09/614264	US 6,660,473	PAT	C-Terminal Protein Tagging	12/9/03

COTH-P02-509 (United States)	10/730367	US20040198963	ABD	C-Terminal Protein Tagging	10/7/04

COTH-PWO-509 (PCT)	2000US0040347	WO 01/04265	NTL	C-Terminal Protein Tagging	01/18/01

COTH-PAU-509 (Australia)	71338/00	AU0071338B2	PAT	C-Terminal Protein Tagging	11/18/04

COTH-PCA-509 (Canada)	2372795	CA2372795AA	ABD	C-Terminal Protein Tagging	01/18/01

COTH-PEP-509 (Europe)	00960132.9	EP1194594A2	ABD	C-Terminal Protein Tagging	04/10/02

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PHK-509 (Hong Kong)	02106434.9	1044966A	ABD	C-Terminal Protein Tagging	11/08/02

COTH-PIL-509 (Israel)	146451	1490	ABD	C-Terminal Protein Tagging	08/29/03

COTH-PNZ-509 (New Zealand)	515292	NZ0515292A	PAT	C-Terminal Protein Tagging	12/08/03

Family VIII:

COTH-P60-510 (U.S. Prov.)	60/145834	n/a	CNV	Peptide Acceptor Ligation Methods	n/a

COTH-P01-510 (United States)	09/619103	US 6,429,300	PAT	Peptide Acceptor Ligation Methods	08/06/02

COTH-P02-510 (United States)	10/208357	US 7,078,197	PAT	Peptide Acceptor Ligation Methods	7/18/06

COTH-P03-510 (United States)	11/483,495	US-2006-0246549-A1	PEN	Peptide Acceptor Ligation Methods	11/02/06

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-510 (PCT)	2000US0019653	WO 01/07657	NTL	Peptide Acceptor Ligation Methods	02/01/01

COTH-PAU-510 (Australia)	61112/00	781783	PAT	Peptide Acceptor Ligation Methods	10/06/05

COTH-PA1-510 (Australia)	2005211548	n/a	PEN	Peptide Acceptor Ligation Methods	n/a

COTH-PCA-510 (Canada)	2377468	CA2377468AA	PEN	Peptide Acceptor Ligation Methods	02/01/01

COTH-PEP-510 (Europe)	00947524.5	EP1196637A1	PEN	Peptide Acceptor Ligation Methods	04/17/02

COTH-PHK-510 (Hong Kong)	02106728.4	1045351	ABD	Peptide Acceptor Ligation Methods	11/22/02

COTH-PIL-510 (Israel)	147037	n/a	ABD	Peptide Acceptor Ligation Methods	n/a

COTH-PJP-510 (Japan)	2001-512922	JP2003505094T2	PEN	Peptide Acceptor Ligation Methods	02/12/03

COTH-PKR-510 (Korea)	2002-7001058	2002-00337	ABD	Peptide Acceptor Ligation Methods	07/05/02

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PN1-510 (New Zealand)	530163	n/a	ABD	Peptide Acceptor Ligation Methods	n/a

COTH-PNO-510 (Norway)	20020348	n/a	ABD	Peptide Acceptor Ligation Methods	n/a

COTH-PNZ-510 (New Zealand)	516055	n/a	ABD	Peptide Acceptor Ligation Methods	n/a

COTH-PRU-510 (Russia)	2002104938	n/a	ABD	Peptide Acceptor Ligation Methods	n/a

Family IX:

COTH-P60-511 (U.S. Prov.)	60/151261	n/a	CNV	Methods for Encoding and Sorting In Vitro Translated Proteins	n/a

COTH-P01-511 (United States)	09/648040	US 6,436,665	PAT	Methods for Encoding and Sorting In Vitro Translated Proteins	08/20/02

COTH-P02-511 (United States)	10/217914	US20030013160	PEN	Methods for Encoding and Sorting In Vitro Translated Proteins	01/16/03

COTH-PWO-511 (PCT)	2000US0023414	WO 01/16352	NTL	Methods for Encoding and Sorting In Vitro Translated Proteins	03/08/01

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PAU-511 (Australia)	69387/00	779653	PAT	Methods for Encoding and Sorting In Vitro Translated Proteins	06/02/05

COTH-PCA-511 (Canada)	2382545	CA2382545AA	PEN	Methods for Encoding and Sorting In Vitro Translated Proteins	03/08/01

COTH-PEP-511 (Europe)	00957818.8	EP1212452A1	PEN	Methods for Encoding and Sorting In Vitro Translated Proteins	06/12/02

COTH-PJP-511 (Japan)	2001-512922	JP2003508761T2	PEN	Methods for Encoding and Sorting In Vitro Translated Proteins	03/04/03

Family X:

COTH-P60-512 (U.S. Prov.)	60/309231	n/a	CNV	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	n/a

COTH-P01-512 (United States)	10/208967	US20030027194	ABD	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	2/6/03

COTH-PWO-512 (PCT)	2002US0024180	WO 03/012146	NTL	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	2/13/03

COTH-PAU-512 (Australia)	2002324571	n/a	ABD	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	n/a

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PCA-512 (Canada)	2456105	CA2456105AA	ABD	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	2/13/03

COTH-PEP-512 (Europe)	02759221.1	EP1419274A1	ABD	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	5/19/04

COTH-PJP-512 (Japan)	2003-517319	n/a	ABD	Modular Assembly of Nucleic Acid-Protein Fusion Multimers	n/a

Family XI:

COTH-P60-513 (U.S. Prov.)	60/177873	n/a	CNV	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	n/a

COTH-P01-513 (United States)	09/755663	US 6,489,116	PAT	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	12/03/02

COTH-P02-513 (United States)	10/212620	US 7,022,479	PAT	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	4/4/06

COTH-P02-513 (United States)	11/398,494	n/a	ABD	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	n/a

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-513 (PCT)	2001US0000291	WO 01/53539	NTL	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	07/26/01

COTH-PAU-513 (Australia)	29279/01	783689	PAT	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	03/09/06

COTH-PCA-513 (Canada)	2396810	CA2396810AA	PEN	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	07/26/01

COTH-PEP-513 (Europe)	01942678.2	EP1250463B1	PAT	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	04/05/06

COTH-PJP-513 (Japan)	2001-553398	JP2003520050T2	PEN	Sensitive, Multiplexed Diagnostic Assays for Protein Analysis	07/02/03

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
Family XII:

COTH-P60-514 (U.S. Prov.)	60/184515	n/a	CNV	Methods for Generating Catalytic Proteins	n/a

COTH-P01-514 (United States)	09/795037	US20010024789A1	ABD	Methods for Generating Catalytic Proteins	09/27/01

COTH-P02-514 (United States)	10/725945	US20040166516	ABD	Methods for Generating Catalytic Proteins	08/26/04

COTH-PWO-514 (PCT)	2001US0006147	WO 01/62983	NTL	Improved Methods for Generating Catalytic Proteins	08/30/01

COTH-PAU-514 (Australia)	43290/01	AU0143290A5	ABD	Improved Methods for Generating Catalytic Proteins	09/03/01

COTH-PCA-514 (Canada)	2399241	CA2399241AA	ABD	Improved Methods for Generating Catalytic Proteins	08/30/01

COTH-PEP-514 (Europe)	01916243.7	EP1266035A1	ABD	Improved Methods for Generating Catalytic Proteins	12/18/02

COTH-PJP-514 (Japan)	2001-561791	JP2003523756T2	ABD	Improved Methods for Generating Catalytic Proteins	08/12/03

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
Family XIII:

COTH-P60-515 (U.S. Prov.)	60/300267	n/a	CNV	In Vitro Protein Interaction Detection Systems	n/a

COTH-P01-515 (United States)	10/176826	U.S. 6,951,725	PAT	In Vitro Protein Interaction Detection Systems	10/04/05

COTH-P02-515 (United States)	11/243449	n/a	PEN	In Vitro Protein Interaction Detection Systems	n/a

COTH-PWO-515 (PCT)	2002US0019937	WO 03/000856	ABD	In Vitro Protein Interaction Detection Systems	01/03/03

Family XVI:

COTH-P60-519 (U.S. Prov.)	60/333470	n/a	CNV	Solid-Phase Immobilization of Proteins and Peptides	n/a

COTH-P01-519 (United States)	10/302456	US 7,125,669	PAT	Solid-Phase Immobilization of Proteins and Peptides	10/24/06

COTH-PWO-519 (PCT)	2002US37743	WO 03/045975	ABD	Solid-Phase Immobilization of Proteins and Peptides	06/05/03

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
Family I:
PROfusionTM

COTH-P60-701 (U.S. Prov.)	09/007005	n/a	CNV	Methods for Selection of Proteins using RNA-Protein Fusions	n/a

COTH-P61-701 (U.S. Prov.)	60/064491	n/a	CNV	Methods for Selection of Proteins using RNA-Protein Fusions	n/a

COTH-P01-701 (United States)	09/007005	US 6,258,558	PAT	Methods for Selection of Proteins using RNA-Protein Fusions	07/10/01

COTH-P02-701 (United States)	09/238710	US 6,518,018	PAT	RNA-Antibody Fusions and Their Selection	02/11/03

COTH-P03-701 (United States)	09/244796	US 6,281,344	PAT	Nucleic Acid-Protein Fusion Molecules and Libraries	08/28/01

COTH-P04-701 (United States)	09/247190	US 6,261,804	PAT	Selections of Proteins using RNA-Protein Fusions	07/17/01

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-P05-701 (United States)	09/244794	US 6,214,553	PAT	Libraries of Protein Encoding RNA-Protein Fusions	04/10/01

COTH-P06-701 (United States)	09/430049	US 6,207,446	PAT	Selection of Proteins Using RNA-Protein Fusions	03/27/01

COTH-P07-701 (United States)	09/876235	US20030022236	PEN	Selection of Proteins Using RNA-Protein Fusions	01/30/03

COTH-P08-701 (United States)	10/764799	US20040253612	ABD	Selection of Proteins Using RNA-Protein Fusions	12/16/04

COTH-PWO-701 (PCT)	1998US0000807	WO 98/31700	NTL	Selection of Proteins Using RNA-Protein Fusions	07/23/98

COTH-PW1-701 (PCT)	2000US0002589	WO 00/47775	NTL	Selection of Proteins Using RNA-Protein Fusions	11/01/01

COTH-PAT-701 (Austria)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PAU-701 (Australia)	62419/98	AU 738328B2	PAT	Selection of Proteins Using RNA-Protein Fusions	09/13/01

COTH-PA1-701 (Australia)	34793/00	AU 773236B2	PAT	Selection of Proteins Using RNA-Protein Fusions	05/20/04

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-PA2-701 (Australia)	97069/01	AU 776478B2	PAT	Selection of Proteins Using RNA-Protein Fusions	09/09/04

COTH-PBE-701 (Belgium)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PCA-701 (Canada)	2278786	CA2278786AA	PEN	Selection of Proteins Using RNA-Protein Fusions	07/23/98

COTH-PC1-701 (Canada)	2361725	CA2361725AA	PEN	Selection of Proteins Using RNA-Protein Fusions	08/17/00

COTH-PCH-701 (Czech Republic)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PCN-701 (China)	98803511.1	CN 98803511.1	PAT	Selection of Proteins Using RNA-Protein Fusions	01/25/06

COTH-PDE-701 (Germany)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PDK-701 (Denmark)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PEP-701 (Europe)	98904574.5	EP 0971946B1	PAT	Selection of Proteins Using RNA-Protein Fusions	7/5/06

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-PE1-701 (Europe)	00913326.5	EP 1150714A1	PEN	Selection of Proteins Using RNA-Protein Fusions	11/07/01

COTH-PE2-701 (Europe)	06013825.2	EP 1712623	PEN	Selection of Proteins Using RNA-Protein Fusions	10/18/06

COTH-PES-701 (Spain)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PFI-701 (Finland)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PFR-701 (France)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PGB-701 (United Kingdom)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PHK-701 (Hong Kong)	00106756.1	1027577/HK1027577	PAT	Selection of Proteins Using RNA-Protein Fusions	01/19/01/09/01/06

COTH-PH1-701 (Hong Kong)	02103482.7	1042524	PEN	Selection of Proteins Using RNA-Protein Fusions	08/16/02

COTH-PIL-701 (Israel)	131016	IL 131016	PAT	Selection of Proteins Using RNA-Protein Fusions	03/16/05

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-PI1-701 (Israel)	144518	IL0144518A0	PEN	Selection of Proteins Using RNA-Protein Fusions	05/23/02

COTH-PIE-701 (Ireland)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PIN-701 (India)	00964/MUM	n/a	PEN	Selection of Proteins Using RNA-Protein Fusions	n/a

COTH-PI2-701 (India)	158/DEL/98	n/a	PEN	Selection of Proteins Using RNA-Protein Fusions	n/a

COTH-PI3-701 (India)	1024/DEL/2001	n/a	ABD	Selection of Proteins Using RNA-Protein Fusions	n/a

COTH-PIT-701 (Italy)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PJP-701 (Japan)	10-534534	JP 3692542	PAT	Selection of Proteins Using RNA-Protein Fusions	07/01/05

COTH-PJ1-701 (Japan)	2000-598669	JP2002536025T2	PEN	Selection of Proteins Using RNA-Protein Fusions	10/29/02

COTH-PKR-701 (S. Korea)	99-7006594	0566859	PAT	Selection of Proteins Using RNA-Protein Fusions	03/27/06

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-PK1-701 (S. Korea)	2001-7009987	2002-00081	PEN	Selection of Proteins Using RNA-Protein Fusions	01/29/02

COTH-PLU-701 (Luxembourg)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PMC-701 (Monaco)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PNL-701 (The Netherlands)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PNO-701 (Norway)	20013842	NO20013842A0	PEN	Selection of Proteins Using RNA-Protein Fusions	08/07/01

COTH-PNZ-701 (New Zealand)	513153	NZ513153B	PAT	Selection of Proteins Using RNA-Protein Fusions	07/07/03

COTH-PPT-701 (Portugal)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PRU-701 (Russia)	99118585	RU2233878C2	PAT	Selection of Proteins Using RNA-Protein Fusions	08/10/04

COTH-PR1-701 (Russia)	2001124810	RU2238326C2	PAT	Selection of Proteins Using RNA-Protein Fusions	10/20/04

Strategic Alliance and Collaboration Agreement — Exhibit C

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
COTH-PSE-701 (Sweden)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PTH-701 (Thailand)	98904574.5	0971946	PAT	Selection of Proteins Using RNA-Protein Fusions	07/05/06

COTH-PTW-701 (Taiwan)	87100513	TW203315	PAT	Selection of Proteins Using RNA-Protein Fusions	10/04/04

COTH-PZA-701 (S. Africa)	98/0489	ZA9800489A	PAT	Selection of Proteins Using RNA-Protein Fusions	11/25/98

Strategic Alliance and Collaboration Agreement
Exhibit D
ATI Foundation Patents

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
Family I:

COTH-P60-003 (U.S. Prov.)	60/527886	n/a	CNV	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	n/a

COTH-P01-003 (United States)	11/007651	Unpublished	ABD	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	n/a

COTH-P02-003 (United States)	11/101954	Unpublished	ABD	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	n/a

COTH-PWO-003 (PCT)	US04/040885	WO 05/056764	NTL	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	6/23/05

COTH-P03-003 (United States)	11/448171	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

i

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-P04-003 (United States)	11/482641	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PTW-003 (Taiwan)	093137723	200531979	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	10/1/05

COTH-PAU-003 (Australia)	2004296376	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PBR-003 (Brazil)	PI04173023	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PCA-003 (Canada)	2552435	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PCN-003 (China)	80041450.X	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PEP-003 (Europe)	4813230.2	1711196	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	10/18/2006

COTH-PIN-003 (India)	3287/DELNP/06	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

ii

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PIL-003 (Israel)	176135	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PJP-003 (Japan)		Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PKR-003 (S. Korea)	2006-7013519	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PMX-003 (Mexico)	2006/006406	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PRU-003 (Russia)	2006123945	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PSG-003 (Singapore)	200603808-7	Unpublished	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors

COTH-PTW-003 (Taiwan)	093137723	200531979	PEN	Inhibitors of Type 2 Vascular Endothelial Growth Factor Receptors	10/01/05

Family II:

COTH-P60-507 (U.S. Prov.)	60/111737	n/a	CNV	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	n/a

iii

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-P01-507 (United States)	09/456693	Unpublished	ABD	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	n/a

COTH-P02-507 (United States)	09/515260	US 6,818,418	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/16/04

COTH-P03-507 (United States)	09/688566	Unpublished	ABD	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	n/a

COTH-P04-507 (United States)	10/728078	US 7,115,396	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/3/06

COTH-P05-507 (United States)	10/989723	20050255548	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/17/05

COTH-P06-507 (United States)	11/483808	2006-0270604-	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/30/06

COTH-P07-507 (United States)	11/483918	2006-0246059	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/02/06

COTH-P08-507 (United States)	11/543316	Unpublished	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins

iv

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PWO-507 (PCT)	1999US0029317	WO 00/34784	NTL	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	06/15/00

COTH-PW1-507 (PCT)	2001US0006414	WO 01/64942	NTL	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	09/07/01

COTH-PW2-507 (PCT)	2001US0032233	WO 02/32925	NTL	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	04/25/02

COTH-PAU-507 (Australia)	23572/00	AU0775076B2	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/28/04

COTH-PA1-507 (Australia)	2001241850	AU0141850A5	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	09/12/01

COTH-PA2-507 (Australia)	2002213251	AU0213251A5	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	4/29/02

COTH-PA4-507 (Australia)	2004218675	AU04218675A1	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/08/04

COTH-PAT-507 (Austria)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PBE-507 (Belgium)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

v

Strategic Alliance and Collaboration Agreement —Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PCA-507 (Canada)	2351346	CA2351346AA	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	06/15/00

COTH-PC1-507 (Canada)	2400058	CA2400058AA	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	09/07/01

COTH-PC2-507 (Canada)	2418835	CA2418835AA	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	04/25/02

COTH-PCH-507 (Czech Republic)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PDE-507 (Germany)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PDK-507 (Denmark)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PEP-507 (Europe)	99967261.1	EP1137941A1	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/04/01

COTH-PE1-507 (Europe)	01913159.8	EP1266025A1/1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	12/18/02/11/22/06

vi

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH-PE2-507 (Europe)	01981621.4	EP1356075A2	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/29/03

COTH-PES-507 (Spain)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PFI-507 (Finland)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PFR-507 (France)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PGB-507 (United Kingdom)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PIE-507 (Ireland)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PIT-507 (Italy)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PJP-507 (Japan)	2000-587187	JP2002532072T2	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	10/02//02

vii

Strategic Alliance and Collaboration Agreement — Exhibit D

Attorney
Docket	Application	Patent/Publ.			Issue/Pub
Number	Number	Number	Status	Title	l. Date
COTH- PJ1-507 (Japan)	2001-563629	JP2003525487T2	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	08/26/03

COTH- PJ2-507 (Japan)	2002-536306	JP2004526419T2	PEN	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	09/02/04

COTH-PLU-507 (Luxembourg)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PMC-507 (Monaco)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PNL-507 (The Netherlands)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PPT-507 (Portugal)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

COTH-PSE-507 (Sweden)	01913159.8	1266025	PAT	Protein Scaffolds for Antibody Mimics and Other Binding Proteins	11/22/06

viii

Strategic Alliance and Collaboration Agreement
Exhibit E
ATI Target Patents

Attorney
Docket		Patent/Publ.			Issue/Pub
Number	Application Number	Number	Status	Title	l. Date
Family I:

COTH-013-001	60/860,605	n/a	PEN	Targeted	n/a
Therapeutics Based
on Engineered
Proteins for
Tyrosine Kinases
Receptors,
Including IGF-IR

COTH-013-002	60/879,666	n/a	PEN	Targeted	n/a
Therapeutics Based
on Engineered
Proteins for
Tyrosine Kinases
Receptors,
Including IFR-IR

Strategic Alliance and Collaboration Agreement
Exhibit F
Research Plan(s)
     Attached.

Strategic Alliance and Collaboration Agreement
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
[**]

Strategic Alliance and Collaboration Agreement
Exhibit G
Press Release
     Attached.

Strategic Alliance and Collaboration Agreement

BRISTOL-MYERS SQUIBB COMPANY AND ADNEXUS THERAPEUTICS
ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE
INNOVATIVE ONCOLOGY COMPOUNDS
Companies To Leverage Adnexus’ Proprietary Adnectin-PROfusion Product Engine
For Advanced Biologics
Princeton, NJ and Waltham MA, February 21, 2007 — Bristol-Myers Squibb Company (NYSE: BMY) and Adnexus™ Therapeutics today announced a worldwide strategic alliance to discover, develop and commercialize Adnectin-based therapeutics for important oncology-related targets.
The goal of the collaboration is to discover and develop biologic compounds specifically tuned to modulate oncology targets of high clinical impact. Adnexus will deploy its PROfusion technology on up to six research programs to identify and deliver pre-clinical Adnectin candidates to Bristol-Myers Squibb. Bristol-Myers Squibb will be responsible for global development and commercialization activities, with Adnexus retaining a limited co-promotion right to the first product to achieve regulatory approval in the United States.
Under the terms of the agreement, Bristol-Myers Squibb will provide committed funds of approximately $30 million over the next three years to Adnexus, consisting of upfront and guaranteed research payments. Adnexus also is eligible to receive regulatory milestone payments of up to $210 million per product, as well as royalties on product sales and sales-based milestone payments.
“Bristol-Myers Squibb is focused on discovering and commercializing medicines to treat serious diseases with unmet medical need, including cancer, and we are committed to expanding our biologics portfolio because we believe these medicines have the potential to improve patient treatment options” said Francis Cuss, M.D, senior vice president of Discovery & Exploratory Clinical Research for Bristol-Myers Squibb. “The company continues to invest in new approaches to drug discovery, and this collaboration allows us to obtain key product rights to multi-functional Adnectins. We are excited about combining Bristol-Myers Squibb’s broad experience in oncology research with Adnexus’ new platform to explore novel biologic oncology treatments.”
“Bristol-Myers Squibb has world class expertise in oncology, and we look forward to working together using our PROfusion and Adnectin combination to discover potential therapies for people with cancer,” said John Mendlein, Ph.D., J.D., CEO of Adnexus. Our recently published clinical data on Adnexus, selective VEGFR-2 blocker, Angiocept™, validates the broad utility of our proprietary Adnectin class, especially in cancer.”
-more-

Strategic Alliance and Collaboration Agreement
About the New Adnectin Product Class and the PROfusion System
Adnectins are an emerging, proprietary protein therapeutic class that can be designed to address a broad range of diseases. They are based on human fibronectin, an extracellular protein that is naturally abundant in human serum. The intrinsic properties of an Adnectin align with the properties needed to make a successful drug, including high potency, specificity, stability, favorable half life, favorable IP profile and high yield E. coli production.
Adnectins are designed using the PROfusion SystemTM. Adnexus’ patented protein design engine, to achieve high potency and specificity for a therapeutic target while simultaneously selecting for ideal pharmaceutical product characteristics. PROfusion enables Adnexus to screen over 1 trillion unique Adnectins for each drug discovery program to “redirect” naturally occurring human fibronectin to act as a protein therapeutic. This greatly accelerates Adnectin drug discovery and development.
Adnexus is the exclusive developer of Adnectins. Adnexus solely owns the Adnectin patent estate that controls issued and pending patent properties to fundamental Adnectin forms. In addition, Adnexus exclusively controls its patented PROfusion protein design engine. Adnexus has over 100 issued and pending patent properties relating to Adnectins and PROfusion.
About Adnexus Therapeutics
Adnexus Therapeutics is focused on generating vital medicines through the discovery, development, and commercialization of its broadly applicable new therapeutic class, Adnectins. Adnexus’ lead product candidate, CT-322, is in Phase 1 clinical development in oncology in the United States. The company also has a pipeline of other Adnectin products in preclinical research across multiple therapeutic areas. Adnectins are designed and optimized using PROfusion, the company’s patented protein design engine that uniquely enables rapid optimization of protein therapeutics. The company is funded by four leading venture capital firms: Atlas Venture, Flagship Ventures, Polaris Venture Partners, and Venrock Associates. For more information, please visit www.adnexustx.com
About Bristol-Myers Squibb
Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.
Adnexus Forward-Looking Statement
This news release contains certain forward-looking statements that involve risks and uncertainties. Such statements are only predictions and the company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include the timing of clinical trials, the risk that products that appeared promising in early research and clinical trials do not demonstrate safety or efficacy in clinical trials and the risk that the company will not obtain approval to market its products.
Adnectin™, Adnexus Therapeutics™ and PROfusion™ are trademarks of Adnexus Therapeutics™, Inc. Adnexus Therapeutics SM is a service mark of Adnexus Therapeutics™.
-more-

Strategic Alliance and Collaboration Agreement
Bristol-Myers Squibb Forward-Looking Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, a research collaboration agreement to discovery and development of biologic compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the research collaboration agreement described in this release will result in the discovery, development and commercialization of biologic compounds. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For information contact:

Bristol-Myers Squibb Investor Relations	Adnexus Corporate Contact:
Contact:	Katrine Bosley
John Elicker	Vice President Business Development
Investor Relations	Adnexus Therapeutics. Inc.
212-546-3775	781-891-3745
john.elicker@bms.com	pr@adnexustx.com

Bristol-Myers Squibb Media Contact:	Adnexus Media Contact:
Jeff Macdonald	Courtney.Harris
Business and R&D Communications	Feinstein Kean Healthcare
212-546-4824	617-761-6744
jeffrey.macdonald@bms.com	Courtney.Harris@fkhealth.com

###

Strategic Alliance and Collaboration Agreement
Schedule 2.3(b)
Certain ATI Targets
[**].